                        LIMITED LIABILITY COMPANY AGREEMENT
                                         OF
                                ALADDIN BAZAAR, LLC
                                 -------------------


     THIS LIMITED LIABILITY COMPANY AGREEMENT OF ALADDIN BAZAAR, LLC, is entered into effective as of September 3, 1997, by and between TH BAZAAR CENTERS INC., a Delaware corporation ("TRIZECHAHN"), and ALADDIN BAZAAR HOLDINGS, LLC, a Nevada limited liability company ("HOLDINGS II"). The capitalized terms used herein shall have the respective meanings assigned to such terms in Article XII.

                                  R E C I T A L S :

     A. The Members desire to jointly develop a themed entertainment shopping center (the "CENTER") on the site (the "MASTER SITE") of the renovated and expanded Aladdin Hotel and Casino in Las Vegas, Nevada containing approximately 2,600 rooms and a an approximately 100,000 to 125,000 square foot casino, together with related and physically attached facilities (the "ALADDIN HOTEL AND CASINO") including an 800 room, themed casino/hotel on the corner of Harmon Avenue and Audrie Street (the "AUDRIE/HARMON HOTEL"), (collectively, the "REDEVELOPED ALADDIN") and a structured parking facility with spaces for approximately 5,000 cars (the "PARKING FACILITIES"). In addition to the Parking Facilities there will be an additional structured parking beneath the Aladdin Hotel and Casino for approximately five hundred (500) cars (the "OTHER PARKING").

     B. The Center and the Parking Facilities, are together referred to herein as the "BAZAAR IMPROVEMENTS." The Redeveloped Aladdin, the Other Parking and the Bazaar Improvements are together referred to as the "MASTER DEVELOPMENT". EXHIBIT "A", attached hereto and incorporated herein, contains the site plans and renderings of the Master Development as envisioned as of the date hereof.

                                      ARTICLE I


                                      FORMATION

     1.01 FORMATION

          The Members shall form a Delaware limited liability company pursuant to the provisions of the Delaware Act and this Agreement. In connection therewith, a duly authorized representative of the Company shall execute a Certificate of Formation for the Company in accordance with the Delaware Act, which shall be duly filed with the Secretary of State of the State of Delaware. Such duly authorized representative also shall execute, acknowledge and/or verify such other documents and/or instruments as may be necessary and/or appropriate in order to form the Company under the Delaware Act and/or to continue its existence in accordance with the provisions of the Delaware Act and/or to register, qualify to do business and/or operate its



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business as a foreign limited liability company in any other state in which the
Company conducts business.

     1.02 NAMES AND ADDRESSES

          The name of the Company is "Aladdin Bazaar, LLC" The registered office of the Company in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware 19805-1297. The name and address registered agent for the Company in the State of Delaware shall be The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805-1297. The name and address of the resident agent for the Company in the State of Nevada shall be CSC Services of Nevada, Inc., 501 E. John Street, Room E, Carson City, Nevada 89706-3078.

          The name, address and facsimile number of TrizecHahn are as follows:

               TH Bazaar Centers Inc.
               4350 La Jolla Village Drive, Suite 400
               San Diego, California  92122-1233
               Attention:  Mr. Wayne Finley and Wendy Godoy
               (619) 546-3307

          With a copy to:

               TH Bazaar Centers Inc.
               4350 La Jolla Village Drive, Suite 400
               San Diego, California  92122-1233
               Attention:  General Counsel

          The name, address and facsimile number of Holdings II are as follows:

               Aladdin Bazaar Holdings, LLC
               c/o Mr. Jack Sommer
               2810 W. Charleston Boulevard, Suite 58
               Las Vegas, Nevada  89102
               (702) 870-8733

          With a copy to:

               Mr. Ronald B. Dictrow
               Sigmund Sommer Properties
               280 Park Avenue
               New York, New York  10017
               (212) 661-0844

     1.03 NATURE OF BUSINESS

          The express, limited and only purposes of the Company are (i) acquire a ground lease (the "LEASE") for approximately 17.5 acres located within the Master Site upon which the Bazaar Improvements are to be developed (the "PROPERTY") and enter into a Reciprocal Easement Agreement with the owners and certain lessees of the Master Development; (ii) develop and



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construct the Bazaar Improvements, consisting of approximately 450,000 square feet of gross leasable area and the Parking Facilities; (iii) to own, renovate, rehabilitate, market, operate, lease, manage, hold for investment, finance, refinance, hypothecate sell and/or otherwise realize the economic benefit from the Bazaar Improvements; and (iv) to engage in such other activities as are necessary and/or appropriate to accomplish the foregoing purposes.

     1.04 FIDUCIARY DUTIES

          (a) During the period commencing as of the date hereof and ending upon the earlier of (i) five (5) years after the opening of the Bazaar Improvements to the public ("OPENING"), (ii) the failure to satisfy the Conditions Precedent and the abandonment of the Bazaar Improvements by the Members pursuant to Section 3.06, (iii) TrizecHahn's failure to approve a Satisfaction Notice pursuant to Section 3.06, (iv) the sale by TrizecHahn of its Interest to a bona fide third party (and not an Affiliate of TrizecHahn) and not for the purpose of circumventing this Section 1.04(a) through such sale, or (v) the dissolution of the Company (the "NON-COMPETITION PERIOD"), TrizecHahn hereby agrees that TrizecHahn and any Affiliate of TrizecHahn shall not, without the prior written consent of Holdings II, which consent may be withheld in Holdings II's sole discretion, directly or indirectly (other than through its ownership interest in the Company), develop any "Competing Retail Project", as defined below, which competes with the Bazaar Improvements within the "Non-Competition Area", as defined below. For purposes of this Section 1.04(a), the term "COMPETING RETAIL PROJECT" shall mean a shopping center attached to a casino hotel. Any expansions, remodels or acquisitions of the Fashion Show or interests therein are specifically excluded from the definition of a "Competing Retail Project" (in the event that a casino hotel at some later date may attach to the Fashion Show). For purposes of this Section 1.04(a), the term "NON-COMPETITION AREA" shall mean only that portion of the Las Vegas strip north of the Aladdin Hotel to Spring Mountain Road, and south of the Aladdin Hotel to Hacienda Avenue. Notwithstanding the foregoing, the Members hereby acknowledge and agree that the prohibitions contained in this Section 1.04(a) shall not apply to
     (i) the acquisition (including interests therein) or management of a Competing Retail Project within the Non-Competition Period and within the Non-Competition Area, (ii) any other type of retail development which is not a Competing Retail Project within the Non-Competition Area, (iii) any activity conducted outside of the Non-Competition Area, or (iv) any activity conducted after the Non-Competition Period.

          (b)  In view of the limited purposes of the Company, but subject to
     Section 1.04(a) above, no Member shall have any obligations (fiduciary or otherwise) with respect to the Company or to the other Member insofar as making other investment opportunities available to the Company or to the other Member. Each Member may, notwithstanding the existence of this Agreement, engage in whatever activities such Member may choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or to the other Member. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Member from engaging in such activities, and the fiduciary duties of the Members to each other and to the Company shall be limited solely to those arising from the purposes of the Company described in Section 1.03 above.



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     1.05 TERM OF COMPANY

          The term of the Agreement shall commence on the date the Articles of Organization for the Company is filed with the Delaware Secretary of State and shall continue until December 31, 2099, unless dissolved pursuant to Article IX or unless extended by the unanimous agreement of the Members.

                                      ARTICLE II


                              MANAGEMENT OF THE COMPANY

     2.01 DEVELOPMENT PLAN

          The Members have approved a preliminary development plan (the "DEVELOPMENT PLAN") for the development and construction of the Bazaar Improvements, a copy of which is attached hereto as EXHIBIT "B." The Development Plan includes, without limitation, (i) a pro forma development budget (the "DEVELOPMENT BUDGET") containing a cost breakdown setting forth the estimated development and construction costs that will be incurred by the Members in connection with the development and construction of the Improvements, together with projected revenues for the applicable period; and (ii) a leasing plan ("LEASING PLAN"). When approved by the Members, the Development Plan shall be updated to include (i) a preliminary site plan for the Bazaar Improvements (the "SITE PLAN") showing the location of all improvements, parking, drives and points of ingress and egress; (ii) an estimated time schedule for the completion of the Improvements (the "CONSTRUCTION SCHEDULE"); (iii) an updated Leasing Plan setting forth in reasonable detail the following items: (A) a description of the proposed size of, type of tenants for and rent proforma for each tenant space and tenant improvement allowances; and (B) a statement of projected operating costs and lease revenues stated for the first calendar year following the Opening, and (iv) the plans and specifications for the development and construction of the Improvements (the "PLANS AND SPECIFICATIONS"). Upon the earlier of (i) approval by the Board of the final Development Plan, or (ii) commencement of construction, any changes to the Development Plan may only be proposed by TrizecHahn.

     2.02 DAY TO DAY OPERATIONS

          TrizecHahn shall be responsible for, and shall make any and all decisions relating to, the day-to-day operations of the Company. Any and all agreements, contracts and other documents or instruments affecting or relating to the day-to-day development and operational business and affairs of the Company may be executed on the Company's behalf by TrizecHahn alone and without execution by Holdings II provided that the amount involved for any such agreement or other document is within the parameters established in the Development Budget (as the same may be revised in accordance with the provisions of Section 2.04 below) or in the Operating Budget (as the same may be revised in accordance with the provisions of Section 2.05 below), or otherwise approved by Holdings II. TrizecHahn shall use its reasonable efforts to carry out the day-to-day business and affairs of the Company and shall devote such time to the Company as is necessary, in the reasonable discretion of TrizecHahn, for the efficient operation of the day-to-day business and affairs of the Company.



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Without limiting TrizecHahn's authority set forth above in this Section 2.02, but subject to the restrictions on TrizecHahn's authority set forth below in
Section 2.04, TrizecHahn (on behalf and at the expense of the Company) shall have the right, power, and authority to undertake (or cause to be undertaken) any and all of the following:

          (a) Act as representative of the Company with respect to any authorization or approval required pursuant to any agreement entered into by the Company, including, but not limited to, the Development Agreement, the Management Agreement, the Site Work Agreement, the Development Agreement between Clark County and Holdings, the Lease, the Reciprocal Easement Agreement and the Parking Use Agreement unless such approval or action constitutes a decision exclusively reserved to the Board pursuant to the provisions of Section 2.04 below. It is understood that TrizecHahn alone may execute on behalf of the Company any documents, agreements or approvals pursuant to the Development Agreement or the Management Agreement, to the extent that such items are within the parameters established in the Development Budget or Operating Budget, as the case may be.

          (b) Prepare, pursuant to the provisions of Section 2.05 hereof, and regularly update, the Development Plan and Operating Budget for the Bazaar Improvements. Upon the earlier of (i) approval by the Board of the final Development Plan, or (ii) commencement of construction, changes to the Development Plan may only be proposed by TrizecHahn.

     2.03 BOARD OF MANAGERS

          Except as otherwise provided in this Agreement, all aspects of the business and affairs of the Company shall be managed, and all decisions affecting the business and affairs of the Company shall be made, by a board of managers (the "BOARD") composed of four (4) representatives in accordance with the following:

          (a) Subject to Section 2.03(o) and Section 3.02, TrizecHahn shall be entitled to select two (2) representatives of the Board and Holdings II shall be entitled to select two (2) representatives of the Board. TrizecHahn hereby designates Wayne Finley and Wendy Godoy as its initial representatives of the Board; and Holdings II hereby designates Jack Sommer and Ronald Dictrow as its initial representatives of the Board. Each Member may, from time to time, change such Member's designated representative(s) of the Board by giving written notice thereof to the other Member, provided that either (i) any replacement representative is a partner, trustee, member, managing member, shareholder, officer or director of such Member or an Affiliate thereof, or (ii) such replacement representative is approved by the other Member, which approval shall not be unreasonably withheld. The Board shall have the authority to make all decisions affecting the business and affairs of the Company as fully and completely as if the Members were themselves making such decisions.

          (b) The number of representatives of the Board may be increased or decreased from time to time by the Board so long as an equal number of the representatives of the Board are appointed by each of TrizecHahn and Holdings II.

          (c) Regular meetings of the Board shall be held at the principal office of the Company in Nevada (or at such other place(s) as are designated by the Board) at such times as shall be designated from time to time by the Board.

          (d) Special meetings of the Board may be called by or at the request of any representative of the Board and shall be held at the principal office of the Company in Nevada (or at such other place(s) as are designated by the Board). The person(s) authorized to call any special meeting of the Board may designate any reasonable time for holding of the special meeting.

          (e) Representatives of the Board may participate in any regularly scheduled or special meetings of the Board telephonically or through other similar communications equipment, as long as all of the representatives participating in the meeting can hear one another. Participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.

          (f) Except for any regularly scheduled or special meeting of the representatives of the Board, it is the express intent of the Members that there shall not be any required (or regularly scheduled) meetings of the Members.

          (g) Notice of any meeting of the Board shall be given no fewer than ten (10) business days and no more than thirty (30) days prior to the date of the meeting. The attendance of a representative of the Board at a meeting of the Board shall constitute a waiver of notice of such meeting, except where a representative of the Board attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

          (h) Provided that notice of a meeting has been given or waived in the manner set forth herein, a majority (in number) of the members of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, provided that if less than a majority of such number of representatives of the Board are present at such meeting, a majority of the representatives of the Board present may adjourn the meeting at any time without further notice.

          (i) Provided that notice of a meeting has been given or waived in the manner set forth herein, the act of a majority (in number) of the representatives of the Board present shall be the act of the Board and shall constitute a decision of the Board and such decision shall be binding upon the Company and on each Member.

          (j) Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by a majority (in number) of the representatives of the Board entitled to vote with respect to the subject matter thereof provided that each Member shall be provided with at least one (1) business day prior notice of such proposed action.



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     Provided that such notice is given or waived in writing, any such consent signed by a majority (in number) of the representatives of the Board shall have the same effect as an act of a majority (in number) of the representatives of the Board at a properly called and constituted meeting of the Board at which all of the representatives of the Board were present and voting.

          (k) Except as otherwise determined by the Board or as approved as part of the Development Budget or Operating Budget, no representative of the Board nor any officer of the Company shall be entitled to receive any salary or remuneration from the Company for services as a representative of the Board or an officer of the Company.

          (l) The Board may, by resolution, designate one (1) or more individuals as employees or agents of the Company in furtherance of its business and purposes. No such employee or agent need be a Member of the Company. Each employee or agent shall have the authority and shall perform the duties as designated by the Board from time to time. Any employee or agent so appointed by the Board may be removed by the Board for any reason or no reason whatsoever, with or without cause.

          (m) Except as provided in Section 2.02, or as authorized pursuant to the Development Agreement or the Management Agreement, all contracts, agreements and other documents or instruments affecting or relating to the business and affairs of the Company may be executed on the Company's behalf only by the Member(s), officer(s) or such other authorized person(s) as are designated in writing by the Board and without execution by any other Member.

          (n) Except as provided in Section 2.02 or elsewhere in this Agreement, none of the Members or officers of the Company, without the prior consent of the Board, shall take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for (i) actions expressly authorized by this Agreement, (ii) actions on or after the date of this Agreement by any Member (or officer) within the scope of such Member's (or officer's) authority granted hereunder except as set forth in Schedule 2.14(d) or otherwise authorized pursuant to Section 3.01, and (iii) actions authorized by the Board in the manner set forth herein. Each Member hereby indemnifies, defends, protects and holds harmless the other Member and each such other Member's Affiliates, shareholders, officers, directors, partners, members, employees, agents, and representatives (including the representative(s) to the Board appointed by such Member) from and against any and all losses, liability, damages, costs and/or expenses (including attorneys' fees) arising out of the breach of any of the foregoing provisions by such indemnifying Member, any representative of the Board selected by such Member or such Member's Affiliates, shareholders, officers, directors, constituent partners, members, managers, employees, agents, or representatives.

          (o) Notwithstanding the provisions of this Section 2.03 to the contrary, to the extent that any Member acquires or obtains more than fifty percent (50%) of the Percentage Interests of the Company (I.E., as a result of a permitted transfer of a portion of a Member's Interest or, subject to the sole discretion approval of the Members, the



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     admission of an additional Member to the Company), then such controlling
     Member shall have the right at all times to appoint a majority in number of the representatives of the Board, and the number of representatives selected by the minority Members of the Company shall be reduced proportionately. For example, in the event that a Member acquires more than fifty percent (50%) of the Percentage Interest of the Company (either as a result of the permitted transfer of a portion of a Member's Interest or, subject to the sole discretion approval of the Members, the admission of an additional Member to the Company), then such controlling Member shall have the right to appoint three (3) of the representatives to the Board, and the non-controlling Member shall have the right to appoint one (1) representative to the Board.

     2.04 AUTHORITY OF THE BOARD

          Without limiting the generality of Section 2.02, and except as otherwise provided by this Agreement, the consent of the Board shall be required for, and the Board shall have the sole and exclusive right, power and authority to approve the following:

               (a) Any financing, refinancing or securitization of all or any portion of the Bazaar Improvements and the use of any proceeds therefrom, including, without limitation, interim, construction and permanent financing, and any other financing or refinancing of the Company's indebtedness and the execution and delivery of any documents, agreements or instruments evidencing, securing or relating to any such financing, refinancing and/or securitization;

               (b) Subject to Section 2.02(b), approve any major development decision, including but not limited to any material change to the Development Plan, except for change orders which are consistent with the ordinary course of construction of projects similar in scope and use to the Bazaar Improvements;

               (c) Any lease of space within the Bazaar Improvements in excess of Twelve Thousand Five Hundred (12,500) square feet;

               (d) The making of any expenditure by the Company that is not specifically included or contemplated under the Development Budget or the applicable Operating Budget, other than as permitted within any parameters agreed to by the Members in any such Budget (e.g., application of line item cost savings, contingency line item amounts, etc., except that TrizecHahn shall not have the authority to increase the tenant improvement and theming line items without Board approval); provided, however that TrizecHahn shall have the authority to make any expenditure necessary to comply with previously approved obligations of the Company;

               (e) The Construction Contract for the development of the Bazaar Improvements; and

               (f) The delivery of a notice of default pursuant to the Management Agreement or the Development Agreement.



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In the event that the Board shall become deadlocked concerning any of the major decisions listed above, then any Board member shall have the right to institute arbitration proceedings pursuant to Section 11.13.

     2.05 OPERATING BUDGET

          THCM or its successors and assigns, as property manager of the Bazaar Improvements, shall prepare and submit to the Board, for the Board's review and approval, prior to the issuance of a certificate of occupancy for the Bazaar Improvements and thereafter at least thirty (30) days prior to the end of each fiscal year of the Partnership, a budget ("OPERATING BUDGET") for the ensuing fiscal year or portion thereof. Following the approval of an Operating Budget, TrizecHahn acting alone shall have the power to authorize THCM to incur any expenditures authorized to be incurred under such approved Operating Budget for the period covered by such approved Operating Budget, without the consent of the Board. If the Board does not approve any proposed Operating Budget for any fiscal year of the Company, then the last approved Operating Budget (as previously increased, if applicable, pursuant to the following provisions of this sentence) shall be deemed to apply with respect to such fiscal year until a revised Operating Budget is approved for such fiscal year; provided, however,
(i) appropriate adjustments to such last approved Operating Budget shall automatically be made to reflect actual increases in real property taxes, insurance premiums, utility charges, and similar items over which the Company has no control, and (ii) each other item other than any non-recurring items (e.g., capital expenditures, including tenant improvements in excess of the applicable amount set forth in the last approved Operating Budget) in such last approved Operating Budget shall be increased by ten percent (10%) annually until such time as the Board is able to agree upon a revised Operating Budget. In addition, TrizecHahn acting alone shall be authorized without the consent of the Board to incur, or authorize THCM to incur, expenditures on behalf of the Company in excess of the various line item amounts that TrizecHahn is authorized to incur in the last approved Operating Budget provided the sum of such expenditures and the expenses projected to be incurred in the future under such Operating Budget in the aggregate do not exceed one hundred five percent (105%) of the aggregate estimated expenditures set forth in, and with respect to the period covered by, such approved Operating Budget. Following the Opening, THCM's responsibilities shall be as follows:

               (a) THCM shall establish an on-site property management team to manage, market, operate, lease and maintain the Bazaar Improvements.

               (b) The Company shall provide THCM on-site office space (with respect only for the management and leasing of the Center) at the Center for a management office without any fee or charge for such space not to exceed six thousand (6,000) square feet.

               (c) THCM shall perform, or cause to be performed, all duties of the Company as lessor under the leases with tenants leasing space in the Center.

               (d) THCM shall collect all rent and other monies due from tenants and any sums otherwise due the Company with respect to the Center in the ordinary course of business.



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               (e)  THCM shall coordinate the leasing of space in the Center
     (including the initial leasing of space in the Center, as well as all subsequent re-leasing of space), and shall procure new leases and lease renewals for the Company on terms and conditions which are in general accordance with the approved leasing plan. When appropriate, THCM will delegate the leasing of space in the Center, or a portion thereof, to third-party independent leasing agents or brokers; provided, however, that the total leasing commission shall not exceed the fees set forth pursuant to Section 2.08. Any leasing commission payable to third-party independent leasing agents or brokers previously in communication with Holdings II or representing tenants (and not engaged by THCM on behalf of the Company) shall not reduce the fees payable to THCM or its affiliates as set forth pursuant to Section 2.08 under Leasing Fees. It is the understanding of the parties that third party brokers previously in communication with Holdings II shall be paid as third party brokers if and when appropriate in accordance with the provisions of this Agreement.

               (f) Upon the Company's approval by the Board of the Leasing Plan or updated Leasing Plan, THCM shall negotiate and execute on behalf of and as the agent of the Company all new leases, lease renewals and any assignments, amendments or terminations thereof that are consistent with the Leasing Plan, provided, however, that leases for space in excess of 12,500 square feet shall be submitted to the Board for approval prior to execution.

               (g) THCM shall prepare all documentation for any lease transaction at the agreed-upon lease documentation rate.

               (h) THCM shall, at the Company's cost and expense and subject to the approval of the Board, retain the services of a Marketing Director who shall provide specialized marketing services for the Center.

               (i) THCM shall, on behalf of and at the Company's cost and expense, enforce all lease provisions to be performed by tenants of the Center.

               (j)  THCM shall coordinate the security for the Center.

               (k) THCM shall, at the Company's cost and expense, operate and maintain the Center as a first-class regional shopping center and cause the Company to comply with its Operating Covenant under the REA.

     2.06 DEVELOPMENT FEES

          As consideration for providing developments services in connection with the project, THCM shall be paid a development fee ("DEVELOPMENT FEE") pursuant to the terms of a separate development agreement ("DEVELOPMENT AGREEMENT"), entered into between the Company and THCM in the form of EXHIBIT "C" attached hereto. Pursuant to the Development Agreement, the Company shall pay THCM a Development Fee in an amount equal to four percent (4%) of all costs and expenses identified as "Construction Contracts", "Building Owner", "Site Work and Utilities Contribution" costs, and total Parking Facilities costs, prior to the reduction for the "Parking Facilities Contribution from Hotel/Casino" (collectively, "HARD CONSTRUCTION COSTS") identified as such in the Development Budget for the Bazaar Improvements. Development administration costs shall be charged directly to the Company. Upon execution of the Development Agreement in form approved by the Company and THCM, then the provisions of this Section 2.06 shall be of no further force and effect.

     2.07 MANAGEMENT FEES

          As consideration for providing property management services for the project, THCM shall be paid a management fee pursuant to the terms of the management agreement ("MANAGEMENT AGREEMENT"), entered into between the Company and THCM in the form attached hereto as EXHIBIT "D." The Company shall pay THCM a fee based on four percent (4%) of rents and miscellaneous (operating) income paid to the Company, or THCM on behalf of the Company, by tenants or other individuals or entities associated with the Center (but not by Aladdin Gaming in connection with the Use Agreement) during each calendar year or any partial calendar year including, but not limited to, minimum rental, percentage rental, and additional rental paid by tenants for the right to lease space in the Center but excluding CAM charges, marketing charges and other "pass-through" charges paid by tenants. Upon execution of the Management Agreement in form approved by the Company and THCM, then the provisions of this Section 2.07 and Section 2.08 (below) shall be of no further force and effect.

     2.08 LEASING FEES

          In connection with leasing of the Center undertaken by THCM or its affiliates, the Company will pay to THCM a leasing commission equal to five percent (5%) of minimum annual rental for the first five years of any lease plus two percent (2%) of minimum annual rental thereafter, with a fifty percent (50%) discount on renewed space as more fully set forth in the Management Agreement. In addition, the Company will pay to THCM a leasing commission equal to ten percent (10%) of the minimum annual rental and percentage rental (if applicable) for temporary tenants (I.E., a lease/license agreement for less than or equal to twelve [12] months).

     2.09 LIABILITY AND INDEMNITY

          No Member, officer of the Company, representative of the Board or other authorized representative of the Company ("INDEMNIFIED PARTY") shall be liable or accountable in damages or otherwise to the Company or to the other Member for any error of judgment or any mistake of fact or law or for anything that such Indemnified Party may do or refrain from doing hereafter, except in the case of fraud, willful misconduct or gross negligence in performing or failing to perform such Indemnified Party's duties hereunder. To the fullest extent permitted by law, the Company hereby indemnifies, defends, protects and agrees to hold each Indemnified Party wholly harmless from and against any and all loss, expense or damage suffered by such Indemnified Party by reason of anything which such Indemnified Party may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interest; provided, however, (i) no Indemnified Party shall be indemnified, defended and/or held harmless from any loss, cost, expense or damage which such Indemnified Party may suffer as a result of such Indemnified Party's fraud, willful misconduct or gross negligence in performing or in failing to perform such Indemnified Party's duties hereunder, and (ii) any such indemnity shall be recoverable only from the assets of the Company. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Member (and/or an officer or representative thereof) otherwise existing at law or in equity, are agreed by the Members to replace such duties and liabilities of such Member (and/or such officer or representative).

     2.10 DESIGNATION OF OFFICERS

          The Board may, from time to time, designate officers of the Company and delegate to such officers such authority and duties as the Board may deem advisable and may assign titles (including, without limitation, chief executive officer, president, vice-president, secretary and/or treasurer) to any such officer. Unless the Board otherwise determines, if the title assigned to an officer of the Company is one commonly used for officers of a business corporation formed under the Delaware Corporation Law, then the assignment of such title shall constitute the delegation to such officer of the authority and duties that are customarily associated with such office pursuant to the Delaware Corporation Law. Any number of titles may be held by the same officer. Any officer to whom a delegation is made pursuant to the foregoing shall serve in the capacity delegated unless and until such delegation is revoked by the Board or such officer resigns. The Company shall not have any managers within the meaning of the Delaware Act.

     2.11 COMPENSATION

          Except as otherwise expressly provided in this Agreement or as provided in any applicable Development Budget or Operating Budget, no Member or any constituent partner, member, shareholder, officer, director, employee, agent, trustee or representative of a Member, or any Affiliate thereof, shall incur any obligation or make any expenditures on behalf of the Company, or be entitled to receive any remuneration for services rendered to the Company or to be reimbursed for general administrative and overhead expenses.

     2.12 TREATMENT OF FEES AND REIMBURSEMENTS

          For financial and income tax reporting purposes, any and all fees paid by the Company to any Member and/or any Affiliate thereof shall be treated as expenses of the Company and, if paid to any Member, as guaranteed payments within the meaning of Section 707(c) of the Code. To the extent any accrued portion of any such fee is not paid in full prior to the liquidation of the Company, such unpaid portion of such fee shall constitute a debt of the Company payable upon such liquidation.

     2.13 APPROVAL RIGHTS OVER RELATED ALADDIN DEVELOPMENT

          TrizecHahn shall have reasonable approval of the quality of development and planning for the development of the Redeveloped Aladdin. This approval right shall also be contained in the Reciprocal Easement Agreement. It is the intention of Holdings II that such development shall be equal to or better than the general quality of the Mirage, including but not limited to interior finish, theming and attraction package, and standard hotel room, with a higher percentage of suites and king parlors. Such standards are intended to attract as a primary target the upper middle market segment, with an ambiance equal to or better than Bally's and Mirage. Upon the opening, the Redeveloped Aladdin is intended to be one of the top five hotels on the Las Vegas strip taking into consideration for such purposes the hotels existing and/or announced as of the date hereof in terms of market segment, average daily room rate, and overall ambiance and market perception. Additionally, it is contemplated that London Clubs International will market a five-star international premium class Salle Privee facility, including a restaurant, 15,000 square foot casino and high-end hotel suites. Attached hereto as EXHIBIT "E" is a preliminary construction proforma and plans and drawings for the Redeveloped Aladdin. The preliminary construction pro forma indicates a total project costs of approximately Seven Hundred Million Dollars ($700,000,000), including a theming budget of Thirty-Five Million Dollars ($35,000,000), for the Redeveloped Aladdin (excluding the Audrie/Harmon Hotel). TrizecHahn acknowledges that nothing contained herein is intended to be a guaranty of the economic performance of the Redeveloped Aladdin or the Center, and none of the parties hereto shall have any liability with respect to such economic performance. Such approval by TrizecHahn shall include, but not be limited to, quality of traffic and pedestrian circulation, ingress and egress, contractors, plans, drawings and construction schedule. Aladdin Holdings, LLC and Aladdin Gaming will cause the Redeveloped Aladdin, containing approximately 2,600 rooms and an approximately 100,000 to 125,000 square foot casino, to be developed on the Master Site together with related facilities and infrastructure as depicted in EXHIBIT "A" and shall have the right at a later date to construct the "Optional Improvements" (as such term is defined in the current draft of the REA).


2.14 HOLDINGS II'S REPRESENTATIONS AND WARRANTIES

          Holdings II hereby makes the following representations and warranties to the Company and to TrizecHahn, with the understanding that each such representation and warranty is material and is being relied upon by the Company and by TrizecHahn. Any reference in this Section to "HOLDINGS II'S BEST KNOWLEDGE" or words to similar effect means the actual knowledge of Jack Sommer, Mel Lacquement and Ronald Dictrow (collectively, the "HOLDINGS II PRIMARY INDIVIDUALS"), after the Holdings II Primary Individuals have reviewed their files and the files maintained by Holdings II with respect to the Property.

               (a) DEFINITION OF BEST KNOWLEDGE. The Holdings II Primary Individuals are officers or employees of Holdings II or a Holdings II Affiliate, and are the individuals who collectively have primary responsibility for managing the ownership, operation and development of the Property and overseeing the business activities of Holdings II, including but not limited to the supervision, directly or indirectly, of the employees and agents of Holdings II and Holdings II Affiliates with respect to the Property. To Holdings II's best knowledge, no other officer or employee of Holdings II or an Holdings II Affiliate is likely to possess material information or knowledge with respect to the Property which is not also possessed or known by one of the Holdings II Primary Individuals.

               (b) AUTHORITY AND DUE FORMATION. Holdings II has the requisite power and authority to own its assets and conduct business as and how the same are now owned or conducted and as and how the same will be conducted under the Agreement. Holdings II is duly organized, validly existing and in good standing under the laws of the State of its formation, and the execution, delivery and performance of this Agreement, and when delivered, the other documents contemplated by this Agreement to be executed by Holdings II, as applicable, have been or will have been, when delivered, duly and validly authorized by all necessary action and proceedings, and no further action or authorization is necessary on the part of Holdings II in order to consummate the transactions contemplated herein. Neither the execution and delivery of this Agreement, nor the execution and delivery of the documents referenced herein or the incurrence of the obligations set forth herein or therein, nor the consummation of the transactions contemplated herein, conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any loan documents or other evidence of indebtedness, or any contract, lease, permit, or other agreements or instruments to which Holdings II is a party or by which the Property is bound. This Agreement is, and when delivered, the other documents to be executed by Holdings II in connection herewith, will be, legal, valid and binding obligations of Holdings II, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by the effect of bankruptcy and similar laws relating to creditors' rights and the availability of equitable remedies.

               (c)  ENTITLEMENTS, PERMITS AND LICENSES.  Attached hereto as
     SCHEDULE 2.14(C) is a list of all entitlements, development agreements, maps, permits, licenses, certificates, franchises, consents, and other approvals granted as of the date hereof by any Governmental Authority claiming jurisdiction over the Property or Holdings II, together with any and all development rights, licenses, easements, rights of way, consents and other approvals required from private parties to own, develop, market and operate the Property (collectively, the "EXISTING ENTITLEMENTS"). Except as described on SCHEDULE 2.14(C): (i) the Existing Entitlements are fully vested, are not subject to challenge, further approval, or revocation, and are currently in full force and effect; (ii) no fees, penalties or other payments are due or will be payable in connection with the Existing Entitlements; (iii) the Existing Entitlements will not expire other than those which are periodic in nature and renewable upon satisfaction of ministerial conditions; and (iv) no consent from any Governmental Authority or private party must be obtained in order for the Holdings II or its Affiliates to transfer to the Company all right, title and interest of Holdings II in and to the Existing Entitlements. Other than the Existing Entitlements, to Holding's best knowledge the only entitlements, development agreements, maps, permits, licenses, certificates, franchises, consents and other approvals which must be obtained from Governmental Authorities claiming jurisdiction over the Property, together with all development rights, licenses, easements, rights of way, consents and other approvals required from private parties, in order to own, develop, market, and operate the Property as contemplated by the Development Plan are listed on SCHEDULE 2.14(C) attached hereto (collectively, the "REMAINING ENTITLEMENTS"). As of the projected commencement of construction of the Project as set forth in the Development Plan and except as described on SCHEDULE 2.14(C): (w) the Remaining Entitlements will be fully vested, will not be subject to challenge, further appeal or revocation, and will be in full force and effect; (x) no fees, penalties or other payments will be payable in connection with the Remaining Entitlements; (y) the Remaining Entitlements will not expire other than those which are periodic in nature and renewable upon satisfaction of ministerial conditions; and (z) no consent from any Governmental Authority or private party must be obtained in order for Holdings II or its Affiliates to transfer to the Company all right, title and interest of Holdings II or its Affiliates in and to the Remaining Entitlements.

               (d) CONTRACTS. There are no agreements or other obligations to which Holdings II is party or by which it or the Property is or may be bound in connection with the ownership, management, maintenance, operation, development, construction or financing of the Property.

               (e) NO CONSENT. Neither the execution and delivery of this Agreement or the other documents to be executed by Holdings II in connection herewith, nor performance of any of Holdings II's obligations hereunder, nor consummation of the transactions contemplated hereby, including but not limited to the assignment of the Contracts to the
     Company: (i) will require any authorization, consent, approval, license, exemption of, filing with or notice to any Governmental Authority or private party; (ii) will result in the imposition of a lien on all or any portion of the Property; or (iii) will conflict with, result in a breach of, or constitute a default under, the terms and conditions of the organizational documents pursuant to which Holdings II was organized, or any indenture, mortgage, deed of trust, agreement, undertaking, instrument or document to which Holdings II or any Holdings II Affiliate is a party or is bound, or any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Holdings II.

               (f) HAZARDOUS MATERIALS. Except as otherwise disclosed in the environmental reports described on SCHEDULE 2.14(F) attached hereto:

                    (i) the Property and all existing uses and conditions of the Property are in compliance with all Environmental Laws, and neither Holdings II nor, to Holdings II's best knowledge, any previous owners of any of the Property has received any written notice of violation issued pursuant to any Environmental Law with respect to the Property or any portion thereof or any use or condition thereof.

                    (ii) there are no Hazardous Materials present on, in or under the Property and no Hazardous Materials are stored on the Property by Holdings II or, to Holdings II's best knowledge, by any other previous owner thereof.

                    (iii) neither Holdings II nor, to Holdings II's best knowledge, any present or former owner, tenant, occupant or user of all or any portion of the Property has used, handled, generated, produced, manufactured, treated, stored, transported, released, discharged or disposed of any Hazardous Material in on, under or from the Property.

                    (iv) there is no Release or threatened Release of any Hazardous Material existing on, beneath or from or in the surface or ground water associated with the Property, and, to Holdings II's best knowledge, no Release or threatened Release of Hazardous Materials on, beneath or from the Property has occurred at any time in the past.

                    (v) there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation pending or, to Holdings II's best knowledge, threatened pursuant to any Environmental Law relating to (i) the use, ownership, management, maintenance, operation or development of the Property,
          (ii) any alleged violation of any Environmental Law by Holdings II or, to Holdings II's best knowledge, any other current or former owner, tenant, occupant or user of any portion of the Property or (iii) the suspected presence, Release or threatened Release of any Hazardous Material on, under, in or from any portion of the Property.

                    (vi) there are no above-ground or underground tanks located on the Property used or formerly used for the purpose of storing any Hazardous Material, and, to Holdings II's knowledge, there have never been any.

                    (vii) there are no asbestos-containing building materials on or in the Property, and no asbestos abatement or remediation work has been performed on the Property.

                    (viii) there is no PCB-containing equipment or PCB-containing material located on or in the Property.

               (g)  ENVIRONMENTAL AND SOILS REPORTS.  Attached hereto as
     SCHEDULE 2.14(G) is a complete list of all environmental, soils, seismic and geologic reports, studies and certificates relating to the Property.

               (h) LITIGATION. Attached hereto as SCHEDULE 2.14(H) is a complete list of all pleadings, filings and other papers filed in connection with any pending lawsuit affecting the Property or Holdings II. To Holdings II's best knowledge, no other litigation affecting the Property or Holdings II is threatened or contemplated. To the fullest extent permitted by law, Holdings II, Aladdin Holdings and the Sommer Trust, by their execution hereof hereby, jointly and severally, agree to indemnify, defend, protect and agree to hold the Company and TrizecHahn wholly harmless from and against any and all loss, expense or damage suffered by the Company or by TrizecHahn arising or relating directly or indirectly to that certain litigation filed in the Supreme Court of the State of New York, County of New York, Index No. 112618/95 entitled "Joseph Aronow, et al., vs. Jack Sommer, et al," or any subsequent claims made by the parties thereto.

               (i)  TAXES AND CONDEMNATION.  Except as otherwise disclosed on
     Schedule 2.14(i) attached hereto, there are no presently pending or, to Holdings II's knowledge, contemplated special taxes or assessments which will affect the Property. There are no presently pending or, to Holdings II's knowledge, contemplated proceedings to condemn all or any portion of the Property.

               (j) TITLE MATTERS. Holdings II has not created any, and to Holdings II's best knowledge there are no, rights of purchase, rights of first refusal, rights of reverter, ground lease interests or options relating to all or any portion of the Property or any interest therein (except as set forth in this Agreement or pursuant to that certain Option Agreement and Purchase and Sale Agreement between the Sommer Trust and GW Vegas, L.L.C., a Delaware limited liability company, dated December 2,
     1996). To Holdings II's best knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Property which are not disclosed on the Preliminary Title Report prepared by Stewart Title, dated March 17, 1997.

               (k) BANKRUPTCY. Neither Holdings II nor any Holdings II Affiliate has (i) made a general assignment for the benefit of creditors;
     (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets;
     (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets; (v) admitted in writing its inability to pay its debts as they become due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

               (l) BROKERS. All negotiations relating to this Agreement and the other documents to be executed in connection herewith and the transactions contemplated thereby have been conducted without the involvement of any person or entity acting or purporting to act on behalf of Holdings II or any Holdings II Affiliate in such manner as to give rise to any claim for a broker's commission or finder's fee or similar compensation.

               (m) ACCURACY OF INFORMATION. No representation, warranty, certification or statement of Holdings II in this Agreement or any other agreement, statement, certificate, exhibit or schedule furnished or to be furnished by Holdings II in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make not misleading the statement or facts contained therein.

     2.15 TRIZECHAHN'S REPRESENTATIONS AND WARRANTIES

          TrizecHahn hereby makes the following representations and warranties to the Company and to Holdings II, with the understanding that each such representation and warranty is material and is being relied upon by the Company and by Holdings II. Any reference in this Section to "TRIZECHAHN'S BEST KNOWLEDGE" or words to similar effect means the actual knowledge of Lee Wagman, Wayne Finley, Wendy Godoy, John Bedard and Doug Hageman (collectively, the "TRIZECHAHN'S PRIMARY INDIVIDUALS"), after the TrizecHahn Primary Individuals have reviewed their files and the files maintained by TrizecHahn with respect to the Property.

               (a) DEFINITION OF BEST KNOWLEDGE. The TrizecHahn Primary Individuals are officers or employees of TrizecHahn or an TrizecHahn Affiliate, and are the individuals who collectively have primary responsibility for managing the ownership, operation and development of the Property and overseeing the business activities of TrizecHahn, including but not limited to the supervision, directly or indirectly, of the employees and agents of TrizecHahn and TrizecHahn Affiliates with respect to the Property. To TrizecHahn's best knowledge, no other officer or employee of TrizecHahn or a TrizecHahn Affiliate is likely to possess material information or knowledge with respect to the Property which is not also possessed or known by one of the TrizecHahn Primary Individuals.

               (b) AUTHORITY AND DUE FORMATION. TrizecHahn has the requisite power and authority to own its assets and conduct business as and how the same are now owned or conducted and as and how the same will be conducted under the Agreement. TrizecHahn is duly organized, validly existing and in good standing under the laws of the State of its formation, and the execution, delivery and performance of this Agreement, and when delivered, the other documents contemplated by this Agreement to be executed by TrizecHahn, as applicable, have been or will have been, when delivered, duly and validly authorized by all necessary action and proceedings, and no further action or authorization is necessary on the part of TrizecHahn in order to consummate the transactions contemplated herein. Neither the execution and delivery of this Agreement, nor the execution and delivery of the documents referenced herein or the incurrence of the obligations set forth herein or therein, nor the consummation of the transactions contemplated herein, conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any loan documents or other evidence of indebtedness, or any contract, lease, permit, or other agreements or instruments to which TrizecHahn is a party or by which the Property is bound. This Agreement is, and when delivered, the other documents to be executed by TrizecHahn in connection herewith, will be, legal, valid and binding obligations of TrizecHahn, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by the effect of bankruptcy and similar laws relating to creditors' rights and the availability of equitable remedies.

               (c) NO CONSENT. Neither the execution and delivery of this Agreement or the other documents to be executed by TrizecHahn in connection herewith, nor performance of any of TrizecHahn' obligations hereunder, nor consummation of the transactions contemplated hereby: (i) will require any authorization, consent, approval, license, exemption of, filing with or notice to any Governmental Authority or private party; (ii) will result in the imposition of a lien on all or any portion of the Property; or (iii) will conflict with, result in a breach of, or constitute a default under, the terms and conditions of the organizational documents pursuant to which TrizecHahn was organized, or any indenture, mortgage, deed of trust, agreement, undertaking, instrument or document to which TrizecHahn or any TrizecHahn Affiliate is a party or is bound, or any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over TrizecHahn.

               (d) LITIGATION. To TrizecHahn's best knowledge, no litigation affecting TrizecHahn is pending, threatened or contemplated.

               (e) BANKRUPTCY. Neither TrizecHahn nor any TrizecHahn Affiliate has (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets; (v) admitted in writing its inability to pay its debts as they become due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

               (f) BROKERS. All negotiations relating to this Agreement and the other documents to be executed in connection herewith and the transactions contemplated thereby have been conducted without the involvement of any person or entity acting or purporting to act on behalf of TrizecHahn or any TrizecHahn Affiliate in such manner as to give rise to any claim for a broker's commission or finder's fee or similar compensation.

               (g) ACCURACY OF INFORMATION. No representation, warranty, certification or statement of TrizecHahn in this Agreement or any other agreement, statement, certificate, exhibit or schedule furnished or to be furnished by TrizecHahn in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make not misleading the statement or facts contained therein.

                                     ARTICLE III


                          MEMBERS' CONTRIBUTIONS TO COMPANY

     3.01 CAPITAL CONTRIBUTIONS FOR PRE-DEVELOPMENT COSTS

          Commencing as of the date hereof, approved Predevelopment Costs for the Center including, but not limited to, architectural, engineering and design services (but excluding predevelopment-stage fees to either Holdings II or TrizecHahn) will be funded by Holdings II and TrizecHahn in accordance with their Percentage Interests in an amount not to exceed the amount set forth in the Pre-Development Budget attached hereto as EXHIBIT "F". Commencing as of the date hereof, Predevelopment Costs for the Parking Facilities will be funded by Holdings and Holdings II and the Company based on a parking space prorata allocation; the Company's allocation to be funded by Holdings II and TrizecHahn in accordance with their respective Percentage Interests. Predevelopment costs incurred by Aladdin Holdings, LLC or by its affiliates which have accrued prior to (but not after) March 17, 1997, and which are reasonably allocable to the Center and the Parking Facilities as reasonably determined by TrizecHahn shall be credited to the amount Holdings II is required to contribute pursuant to the Pre-Development Budget following TrizecHahn's receipt and approval of paid invoices from Aladdin Holdings, LLC; provided, however, in no event shall such amount exceed Two Hundred Thousand Dollars ($200,000). Accordingly, commencing as of the date hereof, TrizecHahn shall fund one hundred percent (100%) of Predevelopment Costs until such time as its funding of such costs shall be equal to that of Holdings II, and thereafter all such costs shall be funded equally by TrizecHahn and Holdings II, in accordance with the provisions hereof. If the Redeveloped Aladdin improvements plan is abandoned by Aladdin Holdings, LLC, then Holdings II shall promptly reimburse TrizecHahn for its share of the Bazaar Improvements Predevelopment Costs pursuant to Section 3.06 below. The parties acknowledge that Predevelopment Costs may also constitute costs included within the Bazaar Company's Site Work and Utilities Contribution or costs allocable to the Parking Facilities (as such terms are defined below). As used herein, the term "PREDEVELOPMENT COSTS" means the types, categories and amounts of pre-development costs and/or expenses approved in the Development Plan attached hereto including, without limitation, architectural fees, engineering fees, and other similar fees and expenses incurred in connection with the pre-development of the Bazaar Improvements. A preliminary estimate of the approximate amounts for the items comprising the Pre-Development Costs is set forth in the Development Plan. Any and all contributions required to be made by any Member to the capital of the Company for Pre-Development Costs pursuant to this Section 3.01 or pursuant to Section 3.02, (i) shall be made within ten (10) business days following the effective date of written notice delivered to the Members by TrizecHahn requesting such amounts (which notice shall include, without limitation, reasonably supporting documentation for such Pre-Development Costs), and (ii) shall be credited to the Capital Account and Unrecovered Contribution Account of such Member as and when any such contribution is made.

     3.02 ADDITIONAL CAPITAL CONTRIBUTIONS

          Once all Conditions Precedent (as defined in the Glossary) required to begin construction are satisfied and the Company has obtained financing approved by the Members, (i) TrizecHahn shall contribute, as and when required by the Bazaar Company, the TrizecHahn Investment, less a credit for predevelopment expenditures incurred by TrizecHahn and approved by the Company, and (ii) the Company and Holdings shall execute the Lease in form approved by the Board, and Holdings II's Capital Account and Unrecovered Contribution Account shall be credited with the amount of Ten Million Dollars ($10,000,000) reflecting the arrangement by Holdings II for the Company to obtain the Lease of the Property with below market rate ground rent. The contribution of the TrizecHahn Investment shall be guaranteed by TrizecHahn Centers Inc., in the form attached hereto as EXHIBIT "G." In structuring the economics of this transaction, TrizecHahn has assumed that the Company will be able to obtain mortgage indebtedness, at market rates and on market terms based upon market terms and conditions typically obtained by TrizecHahn, for the balance of the construction costs. If the mortgage indebtedness together with the original capital contributions is not sufficient to pay all construction costs, the Company will first attempt to obtain additional indebtedness if available at reasonable market rates and market terms as mutually determined by TrizecHahn and Holdings II before requiring additional capital contributions. To the extent additional capital ("ADDITIONAL CAPITAL") is required, Holdings II and TrizecHahn shall each contribute such capital in the ratio of their Percentage Interests pursuant to Section 3.04. Holdings II and TrizecHahn may elect to bring in a third-party investor as an additional Member of the Company, subject to the sole discretion approval of the other Member, to contribute their Additional Capital. If such third-party investor is admitted as a member, the non-contributing party or parties shall bear a dilution of its or their Percentage Interest.
Additionally, the two seats each on the Board may be divided between the non-contributing party and its third-party investor, or if an additional seat is added for the third-party investor, an additional seat will be added for the contributing party.

     3.03 CONSTRUCTION FINANCING

          TrizecHahn and Holdings II will each use reasonable/diligent efforts to obtain the construction financing for the Bazaar Improvements. It is the intent of both parties to obtain construction/mini-perm financing from third-party, institutional sources in an amount equal to at least 70% of the costs of the development of the Bazaar Improvements. TrizecHahn Centers Inc. ("TrizecHahn Centers"), Aladdin Holdings, LLC, a Delaware limited liability company ("ALADDIN HOLDINGS") and the Trust Under Article Sixth U/W/O Sigmund Sommer ("SOMMER

TRUST") shall jointly and severally assume recourse liability and enter into a completion guarantee in favor of the lender for the construction loan (but neither party shall be obligated to assume recourse liability with respect to any permanent or "take-out" financing). During any period of time in which any such guarantee by TrizecHahn Centers, Aladdin Holdings and/or the Sommer Trust in favor of the Company's lender is in effect, TrizecHahn Centers shall guarantee the obligations of TrizecHahn to contribute capital to the Company, and Aladdin Holdings and the Sommer Trust shall jointly and severally guarantee the obligations of Holdings II to contribute capital to the Company, each in the respective form of guaranty attached hereto as EXHIBITS "G" and EXHIBIT "H," respectively ("MEMBER CAPITAL OBLIGATION GUARANTEE"). Once nonrecourse financing is obtained by the Company and the Company's lender fully and unconditionally releases all guarantors, then in such event, the Member Capital Obligation Guarantee shall automatically be of no further force and effect.

          TrizecHahn and Holdings II anticipate that a commitment for the construction financing for the Bazaar Improvements will be entered into substantially concurrently with the financing obtained by Aladdin Holdings, LLC and its affiliates with respect to the Redeveloped Aladdin. Both parties agree to exercise reasonable/diligent efforts to coordinate the two financing efforts, including but not limited to facilitating inter-creditor agreements and the delivery of attornment and nondisturbance agreements. Any and all amounts required to be paid by any Member pursuant to any recourse liability to a lender to the Company shall be deemed to be contributed by such Member to the capital of the Company and credited to such Member's Capital Account and Unrecovered Contribution Account as and when any such payment is made.

     3.04 CASH FLOW DEFICIT CONTRIBUTION

          If TrizecHahn determines that additional funds are necessary for the Company to meet its current or projected financial requirements, including, without limitation, any financial requirements attributable to any Construction Overruns and/or any operating shortfalls, then TrizecHahn may elect any one (1) or more of the following: (i) to cause any such amounts to be obtained from one
(1) or more third-party lenders on such terms and conditions as are determined in the reasonable discretion of the Board, (ii) to deliver written notice of such actual or projected cash deficit to the Members, which notice shall include a contribution date ("CONTRIBUTION DATE") (which shall not be less than ten (10) business days following the Effective Date of such notice) upon which the Members shall be obligated to contribute to the capital of the Company, in cash, the entire amount of such cash deficit in proportion to their Percentage Interests. Any and all contributions made to the capital of the Company by any Member pursuant to this Section 3.04 shall be credited to the Capital Account and the Unrecovered Contribution Account of such Member as and when any such contribution is made.

     3.05 REMEDY FOR FAILURE TO CONTRIBUTE CAPITAL

          If a Member (the "NON-CONTRIBUTING MEMBER") fails to contribute all or any portion of any additional capital such Member is required to contribute pursuant to Sections 3.01, 3.02 and/or 3.04 (the "DELINQUENT CONTRIBUTION"), then the other Member (the "CONTRIBUTING MEMBER") in addition to any and all other rights and/or remedies the Contributing Member may have at law and/or in equity, shall have the right to select one (1) or more of the following options in accordance with the terms and conditions set forth below in this Section 3.05:

               (a) The Contributing Member may advance to the Company, in cash, within thirty (30) days following the Contribution Date, an amount equal to the Delinquent Contribution, and such advance shall be treated as a recourse loan ("MEMBER LOAN") by the Contributing Member to the Non-Contributing Member, bearing interest at a rate equal to the lesser of
     (i) fifteen percent (15%) per annum, compounded monthly, or (ii) the maximum, nonusurious rate then permitted by law for such loans. Each Member Loan shall be payable upon the first to occur of the written demand by the Contributing Member or the liquidation of the Company.

               As of the Effective Date of any advance of a Member Loan, the Non-Contributing Member shall be deemed to have contributed an amount equal to the principal amount of such Member Loan to the capital of the Company, and the Capital Account and the Unrecovered Contribution Account of the Non-Contributing Member shall be credited with a like amount. Notwithstanding the provisions of Articles II, V and IX, until any and all Member Loans are repaid in full the Non-Contributing Member shall draw no further distributions from the Company, and all cash or property otherwise distributable with respect to the Non-Contributing Member's Interest shall be distributed to the Contributing Member in repayment of the outstanding balance of the Member Loan, with such funds being applied first to reduce any and all interest accrued on such Member Loan and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all purposes under this Agreement, as having actually been distributed to the Non-Contributing Member and applied by the Non-Contributing Member to repay the outstanding Member Loan.

               In order to secure the repayment of any and all Member Loans made on behalf of the Non-Contributing Member, the Non-Contributing Member hereby grants a security interest in favor of the Contributing Member in and to all distributions to which the Non-Contributing Member may be entitled to receive under this Agreement, and hereby irrevocably appoints the Contributing Member, and any of the Contributing Member's respective agents, officers, or employees, as the Non-Contributing Member's attorney(s)-in-fact, with full power to prepare, execute, acknowledge, and deliver, as applicable, all documents, instruments, and/or agreements memorializing and/or securing such Member Loan(s) including, without limitation, such Uniform Commercial Code financing and continuation statements, pledge and/or security agreements, mortgages and other security instruments as may be reasonably appropriate to perfect and continue the security interest in favor of the Contributing Member.

               If, upon any demand for the repayment of a Member Loan, any principal thereof and/or accrued interest thereon remains outstanding ten
     (10) Business Days following such demand, the Contributing Member may elect any one (1) of the following options: (i) to continue to have such Member Loan (or portion thereof) be payable upon demand pursuant to the terms and provisions of this Section 3.05(a); (ii) to contribute all or any portion of such outstanding principal of and accrued, unpaid interest on such Member Loan (or portion thereof) to the capital of the Company and dilute the Percentage Interest of the Non-Contributing Member in accordance with the provisions of Section 3.05(b); or (iii) to institute legal (or other) proceedings against the Non-

     Contributing Member to collect such loan which may include, without limitation, foreclosing upon the security interest granted above. The Contributing Member may elect any of the options set forth in the immediately preceding sentence by giving written notice of such election to the Non-Contributing Member at any time after the expiration of the ten
     (10) Business Day period set forth above.

               (b) The Contributing Member may contribute to the capital of the Company, in cash, within thirty (30) days following the Contribution Date and by delivering written notice ("DILUTION NOTICE") thereof to the Non-Contributing Member, an amount equal to the Delinquent Contribution, and the Contributing Member's Capital Account and the Unrecovered Contribution Account each shall be credited with the amount so contributed. In addition, if a Member Loan is not fully repaid within the ten (10) Business Day period set forth above, then the Contributing Member may at any time thereafter deliver a Dilution Notice to the Non-Contributing Member and thereby contribute to the capital of the Company, in accordance with the provisions of Section 3.05(a) above, all or any portion of the outstanding principal of and/or accrued, unpaid interest on such Member Loan (or portion thereof). In the event of any such contribution, (i) the amount of such outstanding principal and/or interest so contributed shall be deemed repaid and satisfied, (ii) the Capital Account and the Unrecovered Contribution Account of the Non-Contributing Member shall be decreased, by the amount of such outstanding principal and/or interest so contributed, (iii) the Capital Account and the Additional Unrecovered Contribution Account, of the Contributing Member shall be increased by the amount of such outstanding principal and/or interest so contributed; and
     (iv) distributions of Cash Flow shall thereafter be made in accordance with Sections 5.03 and 5.04.

               In the event of the contribution of the Delinquent Contribution and/or the outstanding balance of a Member Loan by the Contributing Member pursuant to the foregoing provisions of this Section 3.05(b), the Percentage Interest of the Non-Contributing Member shall be decreased, as of the Effective Date of the Dilution Notice, by an amount (expressed in percentage points) equal to the a fraction, (i) the numerator of which is the Delinquent Contribution (or the outstanding principal of, and accrued, unpaid interest on, a Member Loan, as the case may be), and (ii) the denominator of which is the sum of the Members' Unrecovered Contribution Accounts and Additional Unrecovered Contribution Accounts; provided, however, for purposes of this Section 3.05(b) only, Holdings II initial Unrecovered Contribution Account shall be increased by Twenty Million Dollars ($20,000,000). The Percentage Interest of the Contributing Partner shall be correspondingly increased by a like amount of percentage points. In addition, the Non-Contributing Member shall not be entitled to appoint any representatives to the Board, and the Contributing Member alone shall appoint all representatives of the Board.

               (c) If the Contributing Member advances any amount to the Company pursuant to this Section 3.05 but fails to specify which of the foregoing options such Contributing Member has elected within ten (10) days after the Effective Date that such Contributing Member makes such advance, then such Contributing Member shall be deemed to have elected the option set forth in Section 3.05(a) above with respect to such advance. Any and all adjustments to the Non-Contributing Member's Percentage Interest shall be rounded to the nearest one one-hundredth of one percentage point (.01%) and the Contributing Member shall not succeed to all or any portion of the Capital Account, Unrecovered Contribution Account and/or accrued, unpaid Preferred Return of the Non-Contributing Member as the result of any such adjustment. Notwithstanding any other term of this Agreement, the Non-Contributing Member shall have no right to participate in the management or control of the Company and/or any other decisions relating to the Company from and after the date that such Member Loan remains outstanding (unless subsequently repaid in full) or such Member's Percentage Interest is reduced pursuant to Section 3.05(b).

     3.06 FAILURE TO SATISFY CONDITIONS PRECEDENT

          TrizecHahn and Holdings II acknowledge that at the date of the execution hereof there remains a substantial question as to whether or not Aladdin Gaming can, or is prepared to, construct the Audrie/Harmon Hotel, on a schedule that will permit the Audrie/Harmon Hotel to open prior to or simultaneously with the Bazaar Improvements. The parties have proposed alternative plans in connection with the development of the Audrie/Harmon Hotel which the parties are in the process of reviewing as of the date hereof. Holdings II or its Affiliates has entered into a non-binding letter of intent with Planet Hollywood International to enter into a joint development for the Audrie/Harmon Hotel, which contemplates a music-themed hotel/casino. However, the letter of intent is subject to mutual due diligence and documentation. It is further acknowledged that the delay or failure to develop the Audrie/Harmon Hotel will have an adverse impact on the leasing of the Center. Furthermore, the parties acknowledge that Aladdin Holdings, LLC and its Affiliates may seek construction financing with respect to the Redeveloped Aladdin prior to the time that sufficient progress has been made in the Center's leasing effort to satisfy TrizecHahn in its sole discretion. It is understood that TrizecHahn is seeking commitment from tenants evidenced by letters of intent for a minimum of twenty-five percent (25%) of the leaseable area of the Center and leases for at least two of the primary "strip-front end-cap" spaces of the Center, which are in each case approved by TrizecHahn. Accordingly, TrizecHahn and Holdings II agree to enter into good faith negotiations to resolve the matter. In the event that the parties have not entered into an amendment to this Agreement with respect to the Audrie/Harmon Hotel and the pre-leasing requirement which is satisfactory to each party, in each party's sole discretion, on or before the earlier of (i) thirty (30) days after the delivery of a Satisfaction Notice as described below, or (ii) thirty (30) days after either Member delivers notice that it reasonably believes that the Conditions Precedent have been satisfied, or (iii) September 30, 1997, then either Member may at any time deliver a notice to the other Member ("AUDRIE/HARMON TERMINATION NOTICE"), in which event the Company shall promptly reimburse TrizecHahn for all of its Predevelopment Costs (whereupon the Company shall own the work product for which such Predevelopment Costs have been paid), and this Agreement shall automatically become null and void and the parties and their Affiliates shall have no further rights, duties or obligations to each other whatsoever (other than the reimbursement provisions provided in this Section 3.06). The parties expressly acknowledge and agree that either party shall have no obligation or liability to approve the proposal made by the other, and that the sole and exclusive remedy for the failure to approve such proposal shall be to terminate this Agreement.

          Holdings II shall deliver to TrizecHahn a notice ("SATISFACTION NOTICE") at such time as Aladdin Gaming and Holdings II are prepared to proceed with the Project and that, but for the resolution of the issues relating to the Audrie/Harmon Hotel and the pre-leasing requirement, the Conditions Precedent set forth in Section 12.10 are satisfied. The Satisfaction Notice shall include reasonable supporting evidence that the Conditions Precedent are satisfied. The Satisfaction Notice shall indicate that (a) Holdings II believes that the development of the Bazaar Improvements, as contemplated in the Plans and Specifications, is economically feasible and desirable; (b) Holdings II has approved the level of pre-leasing existing as of that date; (c) Holdings II has approved the Site Work Agreement, the Development Agreement, the Lease, the Reciprocal Easement Agreement and the Parking Use Agreement, and an agreement has been entered into to construct and operate a central utility plant or to cause to be constructed and operated a cogeneration facility for the Master Development; (d) all necessary permits and governmental approvals to begin construction of the Aladdin Hotel and Casino have been received; (e) subject to completion of certain leasing requirements and other customary conditions, there is an irrevocable commitment (which has been fully negotiated, approved by the lender and ready for signature) to fund at least seventy percent (70%) of the costs of construction of the Bazaar Improvements upon competitive market rate terms and conditions which is satisfactory to Holdings II; (f) the construction contract and architect/engineer contract with respect to the Aladdin Hotel and Casino is satisfactory to Holdings II; and (g) subject to payment of any applicable financing fees and other customary conditions, there are irrevocable commitments to fund (and Holdings II and its underwriters are prepared to immediately print and distribute to investors offering documents) all equity and debt financing necessary to construct the Aladdin Hotel and Casino, the Other Parking and the costs of the Parking Facilities allocable to the Aladdin Hotel and Casino, and to operate the same through the Opening which is satisfactory to Holdings II. In such event, TrizecHahn shall notify Holdings II within five (5) business days thereafter that it approves or disapproves of the satisfaction of the conditions as provided in the Satisfaction Notice. If TrizecHahn does not approve or if TrizecHahn shall not respond within said five (5) business days, time being of the essence, then the Company shall promptly reimburse TrizecHahn for all of its Predevelopment Costs, and this Agreement shall automatically become null and void and the parties and their Affiliates shall have no further rights, duties or obligations to each other whatsoever (other than the reimbursement provisions provided in this Section 3.06).


          In the event that the Conditions Precedent are not satisfied or construction has not commenced by the third anniversary of the date of this Agreement, then the Company shall promptly reimburse TrizecHahn for all of its Predevelopment Costs, unless TrizecHahn elects to extend the deadline for satisfaction of the Conditions Precedent to the fourth anniversary of the date of this Agreement. If the project is abandoned by Holdings and the Aladdin Hotel is to be sold, then the Company shall promptly reimburse TrizecHahn for all of its Predevelopment Costs, and during the period of one (1) year after such abandonment, TrizecHahn shall have an exclusive thirty (30) day right of first negotiation to acquire the fee underlying the Center and/or the entire Aladdin Hotel, at TrizecHahn's election; provided, however, that such right of first negotiation shall be subordinate to any similar rights held by equity investors of Holdings. After the end of said thirty (30) day period, TrizecHahn's right of first negotiation shall expire. If TrizecHahn abandons the Project prior to the expiration of the third (3rd) anniversary date of this Agreement, then the Company shall have no further reimbursement obligation.

          Aladdin Holdings, LLC, a Delaware limited liability company ("Holdings"), and the owner of the fee estate underlying the Lease, hereby guarantees the reimbursement obligation set forth in this Section 3.06 pursuant to the terms of the guarantee attached hereto as EXHIBIT "I".

     3.07 CAPITAL CONTRIBUTIONS IN GENERAL

          Except as otherwise expressly provided in this Agreement, (a) no part of the contributions of any Member to the capital of the Company may be withdrawn by such Member, (b) no Member shall be entitled to receive interest on such Member's contributions to the capital of the Company, (c) no Member shall have the right to demand or receive property other than cash in return for such Member's contribution to the Company, and (d) no Member shall be required or be entitled to contribute additional capital to the Company other than as permitted or required by this Article III.

                                      ARTICLE IV


                           ALLOCATION OF PROFITS AND LOSSES

     4.01 NET LOSSES FROM OPERATIONS PRIOR TO DILUTION

          Net Losses resulting from the operations of the Company (as distinguished from an Extraordinary Event) prior to any dilution pursuant to
Section 3.05(b) for each fiscal year (or part thereof) shall be allocated to the Members at the end of such fiscal year (or part thereof) in the following order of priority:

               (a) First, to the Members to the extent of, and in proportion to, the amount by which the cumulative Net Profits allocated to each such Member pursuant to Section 4.03(d) exceeds the cumulative Net Losses allocated to each such Member pursuant to this Section 4.01(a);

               (b) Second, to the Members to the extent of, and in proportion to, the amount by which the cumulative Net Profits allocated to each such Member pursuant to Section 4.03(c) exceeds the cumulative Net Losses allocated to each such Member pursuant to this Section 4.01(b);

               (c) Third, to the Members to the extent of, and in proportion to, their respective positive Capital Account balances, if any; and

               (d) Thereafter, to the Members in proportion to their respective Percentage Interests.


     4.02 NET LOSSES FROM EXTRAORDINARY EVENTS PRIOR TO DILUTION

          Net Losses of the Company resulting from an Extraordinary Event prior to any dilution pursuant to Section 3.05(b) shall be allocated to the Members:
(i) after adjusting the Capital Accounts of the Members for all previous allocations of Net Profits and Net Losses resulting from the operations of the Company and all previous distributions of Ordinary Cash

Flow for the fiscal year of such Extraordinary Event, but prior to the distribution of the proceeds derived from such Extraordinary Event, or (ii) at the end of the fiscal year in which such event occurred but following the adjustments to the Members' respective Capital Accounts referenced in clause (i) above of this Section, whichever occurs earlier:

               (a) First, to the Members in proportion to, and to the extent of, the amount necessary to cause each Member's positive Capital Account balance, if any, to equal the sum, if any, of such Member's positive Unrecovered Contribution Account balance and such Member's accrued and unpaid Preferred Return;

               (b) Second, to the Members in proportion to, and to the extent of, the amount necessary to cause each Member's positive Capital Account balance, if any, to equal such Member's accrued and unpaid Preferred Return;

               (c) Third, to the Members to the extent of, and in proportion to, their respective positive Capital Account balances, if any; and

               (d) Thereafter, to the Members in proportion to their respective Percentage Interests.

     4.03 NET PROFITS FROM OPERATIONS PRIOR TO DILUTION

          Net Profits resulting from the operations of the Company (as distinguished from an Extraordinary Event) prior to any dilution pursuant to
Section 3.05(b) for each fiscal year (or part thereof) shall be allocated to the Members at the end of such fiscal year (or part thereof) in the following order of priority:

               (a) First, to the Members to the extent of, and in proportion to, the amount by which the cumulative Net Losses allocated to each such Member pursuant to Section 4.01(d) exceeds the cumulative Net Profits allocated to each such Member pursuant to this Section 4.03(a);

               (b) Second, to the Members to the extent of, and in proportion to, the amount by which the cumulative Net Losses allocated to each such Member pursuant to Section 4.01(c) exceeds the cumulative Net Profits allocated to each such Member pursuant to this Section 4.03(b);

               (c) Third, to the Members to the extent of, and in proportion to, the amount by which the cumulative accrued Preferred Return, if any, of each such Member exceeds the amount, if any, by which (i) the cumulative Net Profits previously allocated to each such Member pursuant to this
     Section 4.03(c), exceeds (ii) the cumulative Net Losses allocated to each such Member pursuant to Section 4.01(b); and

               (d) Thereafter, to the Members in proportion to their respective Percentage Interests.

     4.04 NET PROFITS FROM EXTRAORDINARY EVENTS PRIOR TO DILUTION

          Net Profits of the Company resulting from an Extraordinary Event prior to any dilution pursuant to Section 3.05(b) shall be allocated to the Members:
(i) after adjusting the Capital Accounts of the Members for all previous allocations of Net Profits and Net Losses resulting from the operations of the Company and all previous distributions of Ordinary Cash Flow for the fiscal year of such Extraordinary Event, but prior to the distribution of the proceeds derived from such Extraordinary Event, or (ii) at the end of the fiscal year in which such event occurred but following the adjustments to the Members' respective Capital Accounts referenced in clause (i) above of this Section, whichever occurs earlier:

               (a) First, to the Members to the extent of, and in proportion to, their respective negative Capital Account balances, if any;

               (b) Second, if the Capital Account balance of any Member is less than such Member's accrued and unpaid Preferred Return, then to each such Member to the extent of, and in proportion to, such variances;

               (c) Third, if the Capital Account balance of any Member is less than the sum, if any, of such Member's accrued and unpaid Preferred Return and such Member's positive Unrecovered Contribution Account balance, then to each such Member to the extent of, and in proportion to, such variances; and

               (d) Thereafter, to the Members in proportion to their respective Percentage Interests.

     4.05 NET LOSSES FROM OPERATIONS FOLLOWING DILUTION

          Net Losses resulting from the operations of the Company (as distinguished from an Extraordinary Event) following any dilution pursuant to
Section 3.05(b) for each fiscal year (or part thereof) shall be allocated to the Members at the end of such fiscal year (or part thereof) in the following order of priority:

               (a) First, to the Members to the extent of, and in proportion to, the amount by which the cumulative Net Profits allocated to each such Member pursuant to Sections 4.03(d) and 4.07(f) exceeds the cumulative Net Losses allocated to each such Member pursuant to Section 4.01(a) and this
     Section 4.05(a);

               (b) Second, to the Non-Contributing Member to the extent of the amount by which the cumulative Net Profits allocated to such Member pursuant to Sections 4.03(c) and 4.07(e) exceeds the cumulative Net Losses allocated to such Member pursuant to Section 4.01(b) and this Section 4.05(b);

               (c) Third, to the Non-Contributing Member to the extent of such Member's positive Capital Account balance, if any;

               (d) Fourth, to the Contributing Member to the extent of the amount by which the cumulative Net Profits allocated to such Member pursuant to Sections 4.03(c) and 4.07(c) exceeds the cumulative Net Losses allocated to such Member pursuant to Section 4.01(b) and this Section 4.05(c);

               (e) Fifth, to the Contributing Members to the extent of such Member's positive Capital Account balances, if any; and

               (f) Thereafter, to the Members in proportion to their respective Percentage Interests.

     4.06 NET LOSSES FROM EXTRAORDINARY EVENTS FOLLOWING DILUTION

          Net Losses of the Company resulting from an Extraordinary Event following any dilution pursuant to Section 3.05(b) shall be allocated to the
Members: (i) after adjusting the Capital Accounts of the Members for all previous allocations of Net Profits and Net Losses resulting from the operations of the Company and all previous distributions of Ordinary Cash Flow for the fiscal year of such Extraordinary Event, but prior to the distribution of the proceeds derived from such Extraordinary Event, or (ii) at the end of the fiscal year in which such event occurred but following the adjustments to the Members' respective Capital Accounts referenced in clause (i) above of this Section, whichever occurs earlier:

               (a) First, to the Members in proportion to, and to the extent of, (i) in the case of the Contributing Member, the amount necessary to cause such Member's positive Capital Account balance, if any, to equal the sum of such Member's positive Additional Unrecovered Contribution Account balance, Unrecovered Contribution Account balance, and accrued and unpaid Preferred Return, and (ii) in the case of the Non-Contributing Member, the amount necessary to cause such Member's positive Capital Account balance, if any, to equal the sum, if any, of such Member's positive Unrecovered Contribution Account balance and such Member's accrued and unpaid Preferred Return;

               (b) Second, to the Non-Contributing Member to the extent of such Member's positive Capital Account balance, if any;

               (c) Third, to the Contributing Member to the extent of such Member's positive Capital Account balance, if any; and

               (d) Thereafter, to the Members in proportion to their respective Percentage Interests.

     4.07 NET PROFITS FROM OPERATIONS FOLLOWING DILUTION

          Net Profits resulting from the operations of the Company (as distinguished from an Extraordinary Event) following any dilution pursuant to
Section 3.05(b) for each fiscal year (or part thereof) shall be allocated to the Members at the end of such fiscal year (or part thereof) in the following order of priority:

               (a) First, to the Members to the extent of, and in proportion to, the amount by which the cumulative Net Losses allocated to each such Member pursuant to

     Sections 4.01(d) and 4.05(f) exceeds the cumulative Net Profits allocated to each such Member pursuant to Section 4.03(a) and this Section 4.07(a);

               (b) Second, to the Contributing Member to the extent of the amount by which the cumulative Net Losses allocated to such Member pursuant to Sections 4.01(c) and 4.05(e) exceeds the cumulative Net Profits allocated to such Member pursuant to Section 4.03(b) and this Section 4.07(b);

               (c) Third, to the Contributing Member to the extent of the amount by which the cumulative accrued Preferred Return, if any, of such Member exceeds the amount, if any, by which (i) the cumulative Net Profits previously allocated to such Member pursuant to Section 4.03(c) and this
     Section 4.07(c), exceeds (ii) the cumulative Net Losses allocated to such Member pursuant to Sections 4.01(b) and 4.05(d);

               (d) Fourth, to the Non-Contributing Member to the extent of the amount by which the cumulative Net Losses allocated to such Member pursuant to Sections 4.01(c) and 4.05(c) exceeds the cumulative Net Profits allocated to such Member pursuant to Section 4.03(b) and this Section 4.07(d);

               (e) Fifth, to the Non-Contributing Member to the extent of the amount by which the cumulative accrued Preferred Return, if any, of such Member exceeds the amount, if any, by which (i) the cumulative Net Profits previously allocated to such Member pursuant to Section 4.03(c) and this
     Section 4.07(e), exceeds (ii) the cumulative Net Losses allocated to such Member pursuant to Sections 4.01(b) and 4.05(b); and

               (f) Thereafter, to the Members in proportion to their respective Percentage Interests.

     4.08 NET PROFITS FROM EXTRAORDINARY EVENTS FOLLOWING DILUTION

          Net Profits of the Company resulting from an Extraordinary Event following any dilution pursuant to Section 3.05(b) shall be allocated to the
Members: (i) after adjusting the Capital Accounts of the Members for all previous allocations of Net Profits and Net Losses resulting from the operations of the Company and all previous distributions of Ordinary Cash Flow for the fiscal year of such Extraordinary Event, but prior to the distribution of the proceeds derived from such Extraordinary Event, or (ii) at the end of the fiscal year in which such event occurred but following the adjustments to the Members' respective Capital Accounts referenced in clause (i) above of this Section, whichever occurs earlier:

               (a) First, to the Members to the extent of, and in proportion to, their respective negative Capital Account balances, if any;

               (b) Second, if the Capital Account balance of the Contributing Member is less than the sum, if any, of (i) such Member's accrued and unpaid Preferred Return, (ii) such Member's positive Additional Unrecovered Contribution Account balance, and (iii) such Member's positive Unrecovered Contribution Account balance, then to such Member to the extent of such variance;

               (c) Third, if the Capital Account balance of the Non-Contributing Member is less than the sum, if any, of (i) such Member's accrued and unpaid Preferred Return, and (ii) such Member's positive Unrecovered Contribution Account balance, then to such Member to the extent of such variance; and

               (d) Thereafter, to the Members in proportion to their respective Percentage Interests.

     4.09 SPECIAL ALLOCATIONS

          Notwithstanding any other provision of this Agreement, no allocation of Net Losses shall be made to any Member to the extent such an allocation would cause or increase a deficit balance standing in such Member's Capital Account (in excess of such Member's allocable share of minimum gain and after taking into account any adjustments set forth in Treasury Regulation Section 1.704(b)-1(b)(2)(ii)(D)) and any such Net Losses instead shall be allocated one hundred percent (100%) to the other Member. If any such allocation of Net Losses would cause or increase a deficit balance standing in both Members' respective Capital Accounts (in excess of such Members' respective allocable shares of minimum gain and after taking into account any adjustments set forth in Treasury Regulation Section 1.704(b)-1(b)(2)(ii)(D)), then such Net Losses shall be allocated to the Members in proportion to their respective Percentage Interests. In addition, items of income and gain shall be specially allocated to the Members in accordance with the qualified income offset provisions set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(D). Notwithstanding any other provision in this Article IV, (i) any and all "partnership nonrecourse deductions" (as defined in Treasury Regulation Section 1.704-2(b)(1)) of the Company for any fiscal year or other period shall be allocated to the Members in proportion to their respective Percentage Interests; (ii) any and all "partner nonrecourse deductions" (as such term is defined in Treasury Regulation Sections 1.704-2(i)(2)) attributable to any "partner nonrecourse debt" (as such term is defined in Treasury Regulation Section 1.70-2(b)(4)) shall be allocated to the Member that bears the "economic risk of loss" (as determined under Treasury Regulation Section 1.752-2) for such "partner nonrecourse debt" in accordance with Treasury Regulation Section 1.704-2(i)(l); (iii) each Member shall be specially allocated items of Company income and gain in accordance with the partnership minimum gain chargeback requirements set forth in Treasury Regulation Sections 1.704-2(f) and 1.704-2(g); and (iv) each Member with a share of the minimum gain attributable to any "partner nonrecourse debt" (as defined above in this Section 4.09) shall be specially allocated items of Company income and gain in accordance with the partner minimum chargeback requirements of Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(i)(5). For purposes of determining the Members' respective shares of Company nonrecourse liabilities pursuant to Section 752 of the Code and the Treasury Regulations promulgated thereunder, (i) a Member's interest in Company profits shall be deemed to include the allocable share of minimum gain (as determined under Treasury Regulation Section 1.704-2(g)), Code Section 704(c) gain and any Net Profits allocable to such Member pursuant to this Article IV, and (ii) such Company profits shall be deemed allocable to the Members in the following order of priority: (a) first, to the Members to the extent of, and in proportion to, their respective allocable shares of minimum gain, (b) second, to the Members to the extent of, and in proportion to, their respective shares of Code Section 704(c) gain, (c) third, to the Members to the extent of, and in proportion to, their respective negative Capital Account balances, if any; and (d) thereafter, to the Members in proportion to their respective Percentage Interests.

     4.10 CURATIVE ALLOCATIONS

          The effect of the limitation on the amount of Net Losses and the qualified income offset provision set forth in the first two (2) sentences of
Section 4.09 above shall be taken into account in calculating subsequent allocations of Net Profits and Net Losses pursuant to this Article IV, so that the net amount of any items so allocated and the Net Profits, Net Losses and all other items allocated to each Member pursuant to this Article IV shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article IV if such special allocations had not occurred.

     4.11 DIFFERING TAX BASIS; TAX ALLOCATION

          The Members shall cause depreciation and/or cost recovery deductions and gain or loss with respect to each item of property treated as contributed to the capital of the Company to be allocated between the Members for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, and for state income tax purposes in accordance with comparable provisions of applicable state law, so as to take into account the variation, if any, between the adjusted tax basis of such property and its book value (as determined for purposes of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(g)). In the event that any property of the Company is revalued pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss and deduction with respect to such property shall take into account any variation between the adjusted basis of such property for federal income tax purposes and its book value in the same manner as under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

                                     ARTICLE V


                                   DISTRIBUTIONS

     5.01 DISTRIBUTION OF ORDINARY CASH FLOW

          Subject to Section 5.03, Ordinary Cash Flow shall be determined and distributed monthly in the following order of priority:

               (a) First, to the Members to the extent of, and in proportion to, each such Member's accrued and unpaid Preferred Return; and

               (b) Thereafter, to the Members in proportion to their respective Percentage Interests.

     5.02 DISTRIBUTION OF EXTRAORDINARY CASH FLOW

          Subject to Sections 5.04 and 9.02, Extraordinary Cash Flow shall be distributed to the Members as soon as practicable following the Company's receipt thereof in the following order of priority:

               (a) First to the Members to the extent of, and in proportion to, each such Member's accrued and unpaid Preferred Return, if any;

               (b) Second, to the Members to the extent of, and in proportion to, the positive balance standing in each such Member's Unrecovered Contribution Account, if any; and

               (c) Thereafter, to the Members in proportion to their respective Percentage Interests.

     5.03 DISTRIBUTION OF ORDINARY CASH FLOW FOLLOWING DILUTION

          Notwithstanding Section 5.01 above, in the event that a Contributing Member makes a Delinquent Contribution on behalf of a Non-Contributing Member and elects to dilute the Percentage Interest of the Non-Contributing Member pursuant to Section 3.05(b) above, then Ordinary Cash Flow shall be determined and distributed monthly, in the following order of priority:

               (a) First, to the Contributing Member to the extent of the Contributing Member's accrued and unpaid Preferred Return;

               (b) Second, to the Contributing Member to the extent of the Contributing Member's Additional Unrecovered Contribution Account;

               (c) Third, to the Non-Contributing Member to the extent of the Non-Contributing Member's accrued and unpaid Preferred Return; and

               (d) Thereafter, to the Members in proportion to their respective Percentage Interests.

     5.04 DISTRIBUTION OF EXTRAORDINARY CASH FLOW FOLLOWING DILUTION

          Notwithstanding Section 5.02 above, in the event that a Contributing Member makes a Delinquent contribution on behalf of a Non-Contributing Member and elects to dilute the Percentage Interest of the Non-Contributing Member pursuant to Section 3.05(b) above, then, subject to Section 9.02, Extraordinary Cash Flow shall be distributed to the Members as soon as practicable following the Company's receipt thereof in the following order of priority:

               (a) First, to the Contributing Member to the extent of the Contributing Member's accrued and unpaid and Preferred Return;

               (b) Second, to the Contributing Member to the extent of the positive balance standing in the Contributing Member's Additional Unrecovered Contribution Account, if any;

               (c) Third, to the Contributing Member to the extent of the positive balance standing in the Contributing Member's Unrecovered Contribution Account, if any;

               (d) Fourth, to the Non-Contributing Member to the extent of the Non-Contributing Member's accrued and unpaid Preferred Return;

               (e) Fifth, to the Non-Contributing Member to the extent of the positive balance standing in the Non-Contributing Member's Unrecovered Contribution Account, if any; and

               (f) Thereafter, to the Members in proportion to their respective Percentage Interests.

     5.05 LIMITATIONS ON DISTRIBUTIONS

          Notwithstanding any other provision contained in this Agreement, the Company shall not make a distribution of Cash Flow (or other proceeds) to any Member if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

     5.06 IN-KIND DISTRIBUTION

          Assets of the Company (other than cash) shall not be distributed in kind to the Members without the prior written approval of both Members. If any assets of the Company are distributed to the Members in kind, then for purposes of this Agreement, such assets shall be valued on the basis of the agreed upon fair market value thereof (taking into account Section 7701(g) of the Code) on the date of distribution, and any Member entitled to any interest in such assets shall receive such interest as a tenant-in-common with the other Members(s) so entitled with an undivided interest in such assets in proportion to their respective Capital Accounts (after taking into account all Capital Account adjustments, including any book-up or book-down caused by such distribution) or as such Members may otherwise unanimously agree. Upon such distribution, the Capital Accounts of the Members shall be adjusted to reflect the amount of gain or loss that would have been allocated to the Members pursuant to the appropriate provisions of this Agreement had the Company sold the assets being distributed for their agreed upon fair market value (taking into account Section 7701(g) of the Code) immediately prior to their distribution.

                                     ARTICLE VI

                       RESTRICTIONS ON TRANSFERS OF INTERESTS

     6.01 LIMITATIONS ON TRANSFER

          Except as otherwise expressly permitted pursuant to this Article VI,
Article VII and/or Article VIII, no Member shall be entitled to sell, exchange, assign, transfer, or otherwise dispose of, pledge, hypothecate, encumber or otherwise grant a security interest in, directly or indirectly, all or any part of such Member's Interest, without the prior written consent of the other

Member, which consent may be withheld in such other Member's sole discretion. Any transfer or encumbrance by any constituent owner of any Member of all or any portion of such owner's ownership interest in such Member shall constitute a transfer or encumbrance by such Member of its Interest for purposes of this
Article VI. Any attempted transfer, encumbrance or withdrawal in violation of the restrictions set forth in this Article VI shall be null and void AB INITIO and of no force or effect.

     6.02 PERMITTED TRANSFERS

          Any Member may transfer all or any portion of such Member's Interest to any of the following (collectively, "PERMITTED TRANSFEREES") without complying with the provisions of Section 6.01:

               (a)  Any Affiliate of such Member;

               (b) Any other Member of the Company, subject to any applicable rights of first offer and/or refusal in accordance with the provisions of
     Section 6.03;

               (c) At any time on or after the Opening, any person or entity other than a Prohibited Transferee, subject to any applicable rights of first offer and/or refusal in accordance with the provisions of Section 6.03;

               (d) To an institutional lender as a pledge or security for any loan; and the Members agree to execute any separate consent to assignment reasonably required by such institutional lender; or

               (e) Any transferee approved in the sole discretion of the other Member, provided that it is not a Prohibited Transferee.

          In addition, any Member may transfer ownership interests in such Member (which transfers would otherwise be a prohibited indirect transfer pursuant to Section 6.01 above), without complying with the provisions of
Section 6.01, provided that all of the following conditions are satisfied:

               (1) The transfer of interests in such Member is made solely for the purposes of raising capital to be contributed by the Member to the Company pursuant to a Contribution Notice, and such transfer is made within the three hundred sixty (360) day period beginning one hundred eighty (180) days before a Contribution Notice and ending one hundred eighty (180) days after a Contribution Notice;

               (2) The owners of the Member transfer an interest in such Member continue to control the management interests of such Member following the transfers, with the result that the Board representatives appointed by such Member transferring indirect interests shall remain unchanged following such transfers;

               (3)  The transfer is not to a Prohibited Transferee;

               (4) The Non-Transferring Member reasonably approves of such transfer, unless such transferee is an Institutional Investor; and

               (5) The Transferring Member gives the Non-Transferring Member advance notice of such intended transfer, and for a period of thirty (30) days the Non-Transferring Member shall have an exclusive right of first negotiation with respect to such transfer. After the end of said thirty
     (30) day period, the Non-Transferring Member's right of first negotiation shall expire.

          As used herein the term "PROHIBITED TRANSFEREE" means any of the following: (i) any owner, operator or manager of any "resort hotel" (as defined in Clark County Code Section 8.04.010) located in Clark County, Nevada, (ii) any shopping center owner, manager and/or developer if TrizecHahn will continue to be a Member of the Company following the transfer, (iii) any "non-profit" or "not-for-profit" corporation, association, trust, fund, foundation or other similar entity organized and operated exclusively for charitable purposes that qualifies as a tax-exempt entity under applicable federal and state tax law,
(iv) any federal, state or local governmental agency, instrumentality or other similar entity, (v) any person or entity primarily engaged in the business of owning or operating a casino or other similar type of gambling facility, (vi) any person or entity that has been convicted of a felony, (vii) any person or entity regularly engaged in or affiliated with the production or distribution of alcoholic beverages, (viii) any person who has been found unsuitable or has withdrawn an application to be found suitable by the gaming authorities of the State of Nevada, or (ix) FOCUS 2000, Inc., a Nevada corporation, or the then current owner or lessee (unless such owner or lessee is an Affiliate of a Member) of the real property located at the northeast corner of Las Vegas Boulevard and Harmon Avenue, in the City of Las Vegas, County of Clark, State of Nevada, or (x) to any person or entity if the consummation of such transfer would result in a breach of or violation in any transfer restrictions contained in any loan documentation (and/or guaranty) relative to any indebtedness encumbering all or any portion of the Bazaar Improvements, and such transfer restrictions are not waived by the non-transferring Member and the applicable lender.

          Any Permitted Transferee shall receive and hold such Interest or portion thereof subject to the terms of this Agreement and to the obligations hereunder of the transferor and there shall be no further transfer of such Interest or portion thereof except to a person or entity to whom such Permitted Transferee could have transferred Interest, ownership interest or portion thereof in accordance with this Section 6.02 had such Permitted Transferee originally been a Member or otherwise in accordance with the terms of this Agreement.

     6.03 RIGHT OF FIRST OFFER/RIGHT OF FIRST REFUSAL

               (a) If any Member (the "TRANSFERRING MEMBER") desires to transfer all or any portion of such Member's Interest (the "OFFERED INTEREST") to any person or entity other than a Prohibited Transferee at any time on or after the date of the Opening, then the Transferring Member shall give written notice (the "FIRST OFFERING NOTICE") thereof to the other Member (the "NON-TRANSFERRING MEMBER"). The First Offering Notice shall specify the Offered Interest to be transferred, the purchase price and the other terms upon which the Transferring Member intends to so transfer. For a period of thirty (30) days following the effective date of the First Offering Notice, the Non-Transferring Member shall have the right, but not the obligation, to elect to purchase all, but not less than all, of the Offered Interest for the purchase price (and on the other terms) specified in the First Offering Notice by delivering written notice of such election to the Transferring Member.

               (b) If the Non-Transferring Member fails to timely and validly elect to purchase the Offered Interest in accordance with the terms of the First Offering Notice (or rejects the opportunity to purchase), time being of the essence, then, notwithstanding the failure of the Transferring Member to obtain the consent required for the transfer of the Offered Interest pursuant to Section 6.01, the Transferring Member may offer the Offered Interest for sale on the open market for a period of one (1) year following the effective date of the First Offering Notice. If, during such one (1) year period, an offer is received from an independent third party that is not directly or indirectly affiliated with either Member and is not a Prohibited Transferee ("THIRD PARTY") and if the net effective purchase price offered by such Third Party is equal to or greater than the price previously offered to the Transferring Member and the Third Party is a Pre-Approved Transferee, then the Transferring Member shall be permitted to transfer the Offered Interest to such Pre-Approved Transferee without any further consent or rights of first offer and/or refusal in favor of the Non-Transferring Member. If the net effective purchase price offered by such Third Party is less than the purchase price previously offered to the Non-Transferring Member or if the purchase price is equal to or greater than the purchase price previously offered to the Non-Transferring Member and the Third Party is not a Pre-Approved Transferee, then the Transferring Member shall deliver written notice (the "SECOND OFFERING NOTICE") thereof to the Non-Transferring Member. The Second Offering Notice shall specify the identity of the Third Party, the purchase price made in the offer by such Third Party and the other terms of purchase. For a period of thirty
     (30) days following the effective date of the Second Offering Notice, the Non-Transferring Member shall have the right, but not the obligation, to elect to purchase all, but not less than all, of the Offered Interest for the purchase price (and on the other terms) specified in the Second Offering Notice by delivering written notice of such election to the Transferring Member.

               (c) If the Non-Transferring Member fails to timely and validly elect to purchase the Offered Interest in accordance with the terms of the Second Offering Notice (or rejects the opportunity to purchase), then the Transferring Member may transfer the Offered Interest to the Third Party identified in the Second Offering Notice at the same price and on the same terms as are specified in the Second Offering Notice for a period of one
     (1) year following the date of the Second Offering Notice without any further consent or rights of first offer and/or refusal in favor of the Non-Transferring Member.

               (d) If the Non-Transferring Member timely and validly elects to purchase the Offered Interest in accordance with the provisions of Section 6.03(a) or 6.03(b) above, then the closing for such purchase shall be held at the principal office of the Company in Nevada within sixty (60) days following the effective date of the First Offering Notice or the Second Offering Notice, as the case may be.

               (e) If the Non-Transferring Member timely and validly elects to acquire the Offered Interest in accordance with the foregoing provisions of this Section 6.03, but fails to consummate such purchase, then the Offered Interest shall thereafter be freely transferable by the Non-Transferring Member to any Third Party without any further consent or rights of first offer and/or refusal in favor of the Non-Transferring Member.

               (f) The Members acknowledge and agree that either Member may assign such Member's rights of first offer and/or rights of first refusal set forth above in this Section 6.02 to any Affiliate of such Member (which shall include, without limitation, Aladdin Gaming, in the case of Holdings
     II) without the consent of the other Member so as to enable any such Affiliate to acquire the Offered Interest.

               (g)  This Section 6.03 shall not apply to a transfer described in
     Article VII or Article VIII below.

          The term "PRE-APPROVED TRANSFEREE" means any publicly-traded real estate investment trust, any financial institution or pension fund, any mutual fund or other institutional investor, any investment bank, and any publicly-traded real estate ownership or operating company with experience in the ownership of shopping centers, in each case with assets in excess of One Hundred Million Dollars ($100,000,000), and any corporation, partnership, limited liability company, trust or private fund in which any of the foregoing is an investor or advisor, provided that such entity also has assets in excess of One Hundred Million Dollars ($100,000,000.00) or is guaranteed by any one of the foregoing entities having assets in excess of One Hundred Million Dollars ($100,000,000.00).

     6.04 REGULATORY AND LENDER PROHIBITIONS

          Notwithstanding any other provision of this Agreement, no Member may transfer all or any portion of such Member's Interest if (i) such transfer would result in a breach of or violation of the Nevada gaming laws or in the regulatory requirements of the Nevada gaming authorities, or (ii) such transfer would result in a breach of or violation in any loan documentation (and/or guaranty) relative to any indebtedness governing all or any portion of the Bazaar Improvements (and such restrictions are not waived by the applicable lender).

     6.05 ADMISSION OF SUBSTITUTED MEMBERS

          If any Member transfers such Member's Interest to a transferee in accordance with Sections 6.01, 6.02, 6.03 and/or Article VII, then such transferee shall only be entitled to be admitted into the Company as a substituted member if (a) this Agreement is amended to reflect such admission in accordance with the provisions of the Nevada Act, (b) the non-transferring Member reasonably approves the form and content of the instrument of transfer;
(c) the transferor and transferee named therein execute and acknowledge such other instruments as the non-transferring Member may deem reasonably necessary to effectuate such admission; (d) the transferee in writing accepts and adopts all of the terms and conditions of this Agreement, as the same may have been amended; and (e) the transferor pays, as the non-transferring Member may reasonably determine, all reasonable expenses incurred in connection with such admission, including, without limitation, legal fees and costs. To the fullest extent permitted by law, any transferee of an Interest who does not become a substituted member shall have no right to require any information or account of the Company's transactions, to inspect the Company books, or to vote on any of the matters as to which a Member would be entitled to vote under this Agreement.

Any such transferee shall only be entitled to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which the transferor was entitled, to the extent assigned. A Member that transfers its Interest shall not cease to be a member of the Company until the admission of the transferee as a substituted member of the Company and, except as provided in the preceding sentence, shall continue to be entitled to exercise, and shall continue to be subject to, all of the rights, duties and obligations of such Member under this Agreement.

     6.06 ELECTION; ALLOCATIONS BETWEEN TRANSFEROR AND TRANSFEREE

          In the event of the transfer of the Interest of any Member or the distribution of any property of the Company to a Member, the Company may file, in the reasonable discretion of the Board, an election in accordance with applicable Treasury Regulations, to cause the basis of the Company property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Upon the transfer of all or any part of the Interest of a Member as hereinabove provided, Net Profits and Net Losses shall be allocated between the transferor and transferee on the basis of the computation method which in the reasonable discretion of TrizecHahn, is in the best interests of the Company, provided such method is in conformity with the methods prescribed by
Section 706 of the Code and Treasury Regulation Section 1.706-1(c)(2)(ii).

     6.07 PARTITION

          No Member shall have the right to partition any assets of the Company or any interest therein, nor shall a Member make application or proceeding for a partition thereto and, upon any breach of the provisions of this Section 6.07 by any Member, the other Member (in addition to all rights and remedies afforded by law or equity) shall be entitled to a decree or order restraining or enjoining such application, action or proceeding.

     6.08 WAIVER OF WITHDRAWAL AND PURCHASE RIGHTS

          Except in connection with any transfer permitted pursuant to Sections 6.01, 6.02, 6.03 and/or Article VII, no Member may voluntarily withdraw, resign or retire from the Company without the prior written consent of the other Member, which consent may be withheld in such other Member's sole discretion. Each Member hereby waives any and all rights such Member may have to withdraw and/or resign from the Company pursuant to Section 18-603 of the Delaware Act and hereby waives any and all rights such Member may have to receive the fair value of such Member's Interest in the Company upon such withdrawal, resignation and/or retirement pursuant to Section 18-604 of the Delaware Act.

                                    ARTICLE VII


                   MARKETING AND SALE OF THE BAZAAR IMPROVEMENTS

     7.01 RIGHT TO MARKET DURING YEARS FIVE THROUGH TEN

               (a) At any time during the period commencing on the fifth (5th) anniversary of the Opening and expiring on the last day prior to the tenth
     (10th)
     anniversary of the Opening (the "INITIAL SALE PERIOD"), any Member holding fifty percent (50%) or more of the Interests (the "SELLING MEMBER") shall have the right to cause the Company to offer all, but not less than all, of the Bazaar Improvements for sale on the open market by delivering written notice thereof to the other Member (the "NON-SELLING MEMBER").

               (b) If any offer is received by the Company and/or the Selling Member for the Bazaar Improvements and the Selling Member desires to sell on such terms, but the Non-Selling Member does not, then the Selling Member shall deliver written notice thereof (the "FIRST SALE NOTICE") to the Non-Selling Member. The First Sale Notice shall specify the identity of the Third Party, the purchase price made in the offer by such Third Party and the other terms of purchase. For a period of thirty (30) days following the effective date of the First Sale Notice, the Non-Selling Member shall have the right, but not the obligation, to elect to purchase the entire Interest of the Selling Member (which right may be assigned to an Affiliate) on the terms and conditions set forth in the First Sale Notice for a purchase price (the "SELLING MEMBER'S PURCHASE PRICE") equal to the amount that would be distributed to the Selling Member pursuant to
     Section 9.02(b) if the Bazaar Improvements had been sold to the Third Party for cash at the price set forth in the First Sale Notice, net of the Sales Costs, and the Company was liquidated. As used herein, the term "SALES COSTS" means any and all third-party costs and/or expenses reasonably expected to be incurred in connection with the sale of the Bazaar Improvements, including, without limitation, brokerage and/or sales commissions, escrow fees, title, documentary and other transfer taxes and the like. If the Non-Selling Member fails to timely and validly elect to purchase the Interest of the Selling Member or rejects the opportunity to purchase, then the Selling Member shall have the right, but not the obligation, to elect to purchase from the Non-Selling Member a one percent (1%) residual ownership interest in the Net Profits, Net Losses and Cash Flow of the Company (the "CONTROL INTEREST") for a purchase price equal to the Control Premium. The Members acknowledge and agree that the Control Interest shall not include any portion of the Capital Account, the Unrecovered Contribution Account and/or the accrued, unpaid Preferred Return of the Non-Selling Member. As used herein, the term "CONTROL PREMIUM" means an amount equal to the product of (i) five percent (5%) multiplied by (ii) the purchase price offered by the Third Party for the Bazaar Improvements, net of any indebtedness encumbering the Bazaar Improvements and the Sales Costs. If the Selling Member timely and validly elects to purchase the Control Interest, then the closing of the purchase and sale shall be held at the principal office of the Company in Nevada concurrently with the close of the Selling Member's Interest in the Company to the Third Party identified in the First Sale Notice. If the Non-Selling Member fails to timely and validly elect to purchase the Interest of the Selling Member, then for a period of one hundred eighty (180) days following the expiration of the thirty (30) day period following the First Sale Notice, the Selling Member shall thereafter have the right, but not the obligation, to sell such Member's entire Interest in the Company (including, without limitation, the Control Interest) to the Third Party identified in the First Sale Notice for a purchase price equal to the Selling Member's Purchase Price, plus the Control Premium without any further consent or rights of first offer and/or refusal in favor of the Non-Selling Member. From and after the date of the acquisition of the Control Premium, (i) the Third Party identified in the First Sale Notice shall have the right, but not the obligation, to appoint one (1) additional voting representative to the Board and (ii) the Non-Selling Member shall have no right to appoint any representatives to the Board, and the voting rights of the Non-Selling Member under the Agreement shall be limited solely to those expressly mandated by the Delaware Act.

     7.02 RIGHT TO REQUIRE SALE AFTER YEAR TEN

               (a) At any time after the expiration of the Initial Sale Period, either Member shall have the right to cause the Company to offer all, but not less than all, of the Bazaar Improvements for sale on the open market by delivering written notice thereof to the other Member.

               (b) If any offer is received by the Company and/or the Selling Member for the Bazaar Improvements and the Selling Member desires to sell on such terms but the Non-Selling member does not, then the Selling Member shall deliver written notice thereof (the "PROJECT SALE NOTICE") to the Non-Selling Member. The Project Sale Notice shall specify the identity of the Third Party, the purchase price made in the offer by such Third Party and the other terms of purchase. For a period of thirty (30) days following the effective date of the Project Sale Notice, the Non-Selling Member shall have the right, but not the obligation, to elect to purchase the entire Interest of the Selling Member on the terms and conditions set forth in the Project Sale Notice for a purchase price equal to the amount that would be distributed to the Selling Member pursuant to Section 9.02(b) if the Bazaar Improvements had been sold to the Third Party for cash at the price set forth in the Project Sale Notice, net of the Sales Costs, and the Company was liquidated. If the Non-Selling Member fails to timely and validly elect to purchase the Selling Member's Interest (or rejects the opportunity to purchase), then the Selling Member shall have the right, but not the obligation, to cause the Company to sell the Bazaar Improvements to the Third Party specified in the Project Sale Notice at the same price and on the same terms specified in the Project Sale Notice without any further consent or rights of first offer and/or refusal in favor of the Non-Selling Member.

     7.03 GENERAL SALES PROCEDURES

               (a) If the Non-Selling Member timely and validly elects to purchase the Interest of the Selling Member in accordance with the provisions of Section 7.01 or 7.02 above, then the closing for such purchase shall be held at the principal office of the Company in Nevada within sixty (60) days following the effective date of the First Sale Notice or the Project Sale Notice, as the case may be.

               (b) If the Non-Selling Member timely and validly elects to acquire the Interest of the Selling Member in accordance with the provisions of Section 7.01 or 7.02 above, but fails to consummate such purchase, then the Selling Member shall thereafter be entitled to cause the sale of the Bazaar Improvements and/or the Selling Member's Interest to any Third Party without any further consent or rights of first offer and/or refusal in favor of the Non-Selling Member.

               (c) The Members acknowledge and agree that the Non-Selling Member may assign such Member's rights of first refusal set forth above in this

     Article VII to any Affiliate of such Member without the consent of the other Member so as to enable any such Affiliate to acquire the Interest of the Selling Member.

                                    ARTICLE VIII


                             DEFAULT BUY/SELL AGREEMENT

     8.01 BUY/SELL EVENTS

          For purposes of this Article VIII, the following shall constitute "BUY/SELL EVENTS":

               (a) PROHIBITED WITHDRAWAL OR RETIREMENT. The withdrawal, retirement, or other cessation to serve as a member of the Company by any Member in violation of the terms of this Agreement;

               (b) PROHIBITED TRANSFER OR ENCUMBRANCE. Any transfer or encumbrance or attempted transfer or encumbrance by any Member of such Member's Interest contrary to the provisions of Article VI or Article VII, which has not been cured or withdrawn within ten (10) business days after receipt of the Default Notice;

               (c) BANKRUPTCY OR INSOLVENCY. The rendering, by a court with appropriate jurisdiction, of a decree or order (i) adjudging a Member bankrupt or insolvent; or (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition, or similar relief for a Member under the federal bankruptcy laws or any other similar applicable law or practice, and if such decree or order referred to in this
     Section 8.01(c) shall have continued undischarged and unstayed for a period of sixty (60) days;

               (d) APPOINTMENT OF RECEIVER. The rendering, by a court with appropriate jurisdiction, of a decree or order (i) for the appointment of a receiver, a liquidator, or a trustee or assignee in bankruptcy or insolvency of a Member, or for the winding up and liquidation of a Member's affairs, provided that such decree or order shall have remained in force undischarged and unstayed for a period of sixty (60) days; or (ii) for the sequestration or attachment of any property of a Member without its return to the possession of such Member or its release from such sequestration or attachment within sixty (60) days thereafter; or

               (e) BANKRUPTCY PROCEEDINGS. A Member (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent; (ii) consents to the filing of a bankruptcy proceeding against such Member; (iii) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, or similar relief for such Member under the federal bankruptcy laws or any other similar applicable law or practice;
     (iv) consents to the filing of any such petition, or to the appointment of a receiver, a liquidator, or a trustee or assignee in bankruptcy or insolvency for such Member or a substantial part of such Member's property;
     (v) makes an assignment for the benefit of such Member's creditors; (vi) is unable to or admits in writing such Member's inability to pay such Member's debts generally as they become due; or (vii) takes any action in furtherance of any of the aforesaid purposes.

          For the purposes of implementing the provisions contained in this
Article VIII, the "DEFAULTING MEMBER" shall be (i) in the case of the occurrence of the event referenced in Section 8.01(a), the Member that has withdrawn, retired or ceased to serve as a Member of the Company in violation of the terms of this Agreement; (ii) in the case of the occurrence of the event referenced in
Section 8.01(b), the Member that has transferred such Member's rights or interests contrary to the provisions of Article VI or Article VII; and (iii) in the case of any of the events referenced in Section 8.01(c), (d), or (e), the Member who is the subject of such court decree or order or has instituted such proceedings or filed such petitions or who is insolvent, etc. The "NON-DEFAULTING MEMBER" is the Member that is not the Defaulting Member.

     8.02 RIGHTS ARISING FROM A BUY/SELL EVENT

          At any time following one (1) year after the date that the Non-Defaulting Members obtain actual knowledge of the occurrence of a Buy/Sell Event, the Non-Defaulting Member shall have the right, but not the obligation, to implement the buy/sell procedures set forth in this Article VIII by delivering written notice ("DEFAULT NOTICE") thereof to the Defaulting Member. For a period of ten (10) days following the Effective Date of the Default Notice, the Members shall attempt to agree upon a purchase price for the Defaulting Member's Interest (the "PURCHASE PRICE"). If the Members are unable to agree, then the Purchase Price shall be determined in accordance with the provisions of Section 8.03.

     8.03 DETERMINATION OF PURCHASE PRICE

          Within thirty (30) days after the determination of the Appraised Value of the assets of the Company, the Members shall for a period of ten (10) days attempt to jointly determine the amount of cash which would be distributed to each Member pursuant to Section 5.04, if applicable, or Section 5.02 (if no dilution event has occurred) if (i) the assets of the Company were sold for the Appraised Value thereof as of the Effective Date of the Default Notice; (ii) the liabilities of the Company were liquidated in accordance with Section 9.02,
(iii) reasonable reserves for any contingent, conditional or unmatured liabilities of the Company were established by the Non-Defaulting Member; and
(iv) the Company made its required distributions to the Members pursuant to
Section 5.04, if applicable, or Section 5.02 (if no dilution event has occurred). If the Members are unable to agree upon such determination within the applicable ten (10) day period, then the accountants regularly employed by the Company shall make such determination and shall give each Member written notice ("PRICE DETERMINATION NOTICE") thereof. The determination by the accountants of such amounts, including all components thereof, shall be deemed conclusive absent any material computational error. Ninety percent (90%) of the amount that would be distributed to the Defaulting Member pursuant to clause
(iv) above shall be deemed to be the Purchase Price for purposes of this Article VIII.

               (a)  DETERMINATION OF APPRAISED VALUE.  For purposes of this
     Article VIII, the appraised value ("APPRAISED VALUE") of the assets of the Company shall be determined by real estate appraiser(s) all of whom shall be independent qualified M.A.I. appraisers. The Non-Defaulting Member shall select one (1) appraiser. The Defaulting

     Member shall either agree to the appraiser selected by the Non-Defaulting Member or select a second appraiser within fifteen (15) days of the Effective Date of the Default Notice and give written notice to the Non-Defaulting Member of the person so selected. In the event of the failure of the Defaulting Member to appoint such an appraiser within the times specified and after expiration of five (5) days following the Effective Date of written demand that an appraiser be appointed, the appraiser duly appointed by the Non-Defaulting Member shall proceed to make the appraisal as herein set forth and the determination thereof shall be conclusive on all the Members.

               If two (2) appraisers are selected, then such selected appraisers shall thereafter appoint a third (3rd) appraiser. If the two (2) selected appraisers fail to appoint a third (3rd) appraiser within ten (10) days following the Effective Date of written notice from the Defaulting Member notifying the Non-Defaulting Member of the selection of the second (2nd) appraiser, then any Member may petition a court of competent jurisdiction to appoint a third (3rd) appraiser in the same manner as provided for the appointment of an arbitrator pursuant to Section 11.14.

               The appraiser or three appraisers, as the case may be, shall promptly fix a time for the completion of the appraisal which shall not be later than thirty (30) days from the date of appointment of the last appraiser.

               The appraiser(s) shall determine the Appraised Value by determining the fair market value of the assets of the Company, such fair market value being the fairest price estimated in terms of money which the Company could obtain if such assets were sold in the open market, allowing a reasonable time to find a purchaser who purchases with knowledge of the uses which such assets in their then condition are adapted and for which such assets are capable of being used as of the Effective Date of the Default Notice.

               Upon submission of the appraisals setting forth the opinions as to the appraised value of the assets of the Company, (A) if only one (1) appraiser is selected, then such appraisal shall constitute the Appraised Value of the assets of the Company, or (B) if three (3) appraisers are selected, then the two (2) such appraisals which are nearest in amount shall be retained, and the third appraisal shall be discarded. The average of the two (2) retained appraisals shall constitute the Appraised Value of the assets of the Company, unless one (1) appraisal is the mean of the other two (2) appraisals in which case such appraisal shall constitute the Appraised Value.

               (b) PAYMENT OF COSTS. The Defaulting Member shall pay for the services of the accountant and the services of all appraisers appointed pursuant to this Section 8.03 (the "APPRAISAL COSTS"), or at the Non-Defaulting Member's election, the Non-Defaulting Member may pay such costs and reduce the Purchase Price by such amount.

     8.04 NON-DEFAULTING MEMBER'S OPTION

          For a period of thirty (30) days following the Effective Date of the Price Determination Notice, the Non-Defaulting Member shall have the right, but not the obligation, to elect to purchase the entire Defaulting Member's Interest for the Purchase Price thereof (as adjusted pursuant to Section 8.08), and on the terms and conditions set forth in this Article VIII by giving written notice thereof to the Defaulting Member within such thirty (30)-day period.

     8.05 CLOSING OF PURCHASE AND SALE

          The closing of a purchase pursuant to this Article VIII shall be held at the principal office of the Company in Nevada on or before the ninetieth
(90th) day after the expiration of the thirty (30)-day period set forth in
Section 8.04, or such longer period if reasonably necessary in order to obtain any required bankruptcy court approval. The Defaulting Member shall transfer to the Non-Defaulting Member (or such Member's nominee(s)) the entire Interest of the Defaulting Member free and clear of all liens, security interests, and competing claims and shall deliver to the Non-Defaulting Member (or such Member's nominee(s)) such instruments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims as such Non-Defaulting Member (or such Member's nominee(s)) shall reasonably request.

     8.06 PAYMENT OF PURCHASE PRICE

          The Purchase Price (as adjusted pursuant to Section 8.08) shall be paid by the Non-Defaulting Member (or such Member's nominee(s)) at the closing, in cash or one (1) or more certified or bank cashier's checks drawn and made payable to the order of the Defaulting Member for an amount equal to twenty percent (20%) (or more at the election of the Non-Defaulting Member) of the Purchase Price and a nonrecourse promissory note in an amount equal to the balance of such Purchase Price executed by the Non-Defaulting Member (or such Member's nominee(s)).

          Any promissory note shall bear simple (non-compounded) interest at the then current prime rate as most recently reported by the Western Edition of the Wall Street Journal (or, if less, the maximum non-usurious rate then permitted by law for such loans), and shall be repayable only from such funds as may thereafter be received by the Non-Defaulting Member on account of the Non-Defaulting Member's purchase of the Interest of the Defaulting Member hereunder, which funds would otherwise have been received by the Defaulting Member from the Company but for such purchase. Except for the Non-Defaulting Member's proportionate share of such funds, the Defaulting Member shall have no recourse whatsoever against any other property or assets of the Non-Defaulting Member for the repayment of such promissory note. Until such time as all principal and accrued interest under such promissory note has been paid in full, payments thereunder shall be made quarterly, commencing with the first calendar quarter from the date of closing. Each such quarterly payment shall be equal to the Non-Defaulting Member's proportionate share of the aggregate amount of such funds received and collected by the Non-Defaulting Member (if any) that would have otherwise been received by the Defaulting Member but for such purchase during the calendar quarter period immediately preceding the date of such payment. All payments under such promissory note shall first be credited against accrued interest and thereafter against principal. Notwithstanding anything contained hereinabove to the contrary, if any such promissory note has not been paid in full (together with all accrued interest thereon) on or before the expiration of five (5) years from the date of closing, such promissory note shall be deemed canceled in full, and the Defaulting Member shall be entitled to no further payments of principal or interest thereunder.

     8.07 RELEASE

          On or before the closing of a purchase held pursuant to this Article VIII, the Non-Defaulting Member shall use such Member's reasonable efforts (without the obligation to incur additional costs or liabilities) to obtain written releases of the Defaulting Member (and/or such Member's Affiliates) from all liabilities of the Company and from all guarantees of such liabilities of the Company previously executed by the Defaulting Member (and/or its Affiliates).

     8.08 REPAYMENT OF MEMBER LOANS

          The Purchase Price to be paid by the Non-Defaulting Member for the Interest of the Defaulting Member shall be offset at the closing of such purchase by the then outstanding principal balance of any and all Member Loan(s) (together with all accrued, unpaid interest thereon) made by the Non-Defaulting Member to the Defaulting Member. Such Member Loan(s) (together with all accrued, unpaid interest thereon) shall be deemed paid to the extent of such offset, with such deemed payment to be applied first to the accrued interest thereon and thereafter to the payment of the outstanding principal amount thereof. If the Purchase Price for the Defaulting Member's Interest is insufficient to fully offset the then unpaid principal balance of any and all Default Loans (together with all accrued, unpaid interest thereon) made by the Non-Defaulting Member to the Defaulting Member, then the portion of any such Member Loan(s) (and accrued, unpaid interest thereon) that remains outstanding following such offset shall be due and payable in full at the closing of the purchase of the Defaulting Member's Interest pursuant to this Article VIII. Any Member Loans offset against the Purchase Price to be paid by the Non-Defaulting Member shall be applied first to reduce the portion of the Purchase Price, if any, to be paid with cash or by certified or bank cashier's check and thereafter to reduce the portion of the Purchase Price, if any, to be paid by the delivery of a promissory note.

     8.09 VOTING RIGHTS FOLLOWING BUY/SELL EVENT

          From and after the occurrence of a Buy/Sell Event, (i) the Defaulting Member shall not be entitled to participate in the management of the Company or appoint a representative to the Board, or otherwise vote upon, any matter affecting the business and affairs of, the Company or any matter that such Member is entitled to vote upon under this Agreement, and (ii) the rights of the Defaulting Member shall be limited solely to those of an assignee as set forth in Section 6.05.

                                     ARTICLE IX


                     DISSOLUTION AND WINDING UP OF THE COMPANY

     9.01 EVENTS CAUSING DISSOLUTION OF THE COMPANY

          If any Member retires, resigns or otherwise ceases to serve in compliance with the terms of this Agreement, then the Company shall be dissolved and its affairs wound up, unless the remaining Member(s) (or their successor(s)-in-interest), within ninety (90) days after such retirement, reorganization or other event of non-compliance with this Agreement, unanimously elect to continue the business of the Company. In addition, the Company shall be dissolved upon the first to occur of: (a) the expiration of the term of the Company unless such term has been extended by the unanimous agreement of the Members; (b) the sale, transfer or other disposition by the Company of all or substantially all of its assets and the collection by the Company of any and all Cash Flow derived therefrom; (c) the failure to satisfy the Conditions Precedent and the reimbursement of TrizecHahn of its Predevelopment Costs (if applicable) pursuant to Section 3.06; or (d) the affirmative election of all of the Members to dissolve the Company. Except as permitted above in this Section 9.01, no Member shall have the right to, and each Member hereby agrees that it shall not, seek to dissolve or cause the dissolution of the Company or to seek to cause a partial or whole distribution or sale of Company assets whether by court action or otherwise, it being agreed that any actual or attempted dissolution, distribution or sale would cause a substantial hardship to the Company and the remaining Member(s) and shall constitute a breach and contravention of this Agreement. The admission of any new Member into the Company shall not dissolve the Company, but the business of the Company shall continue without interruption and without any break in continuity.

     9.02 WINDING UP OF THE COMPANY

          Upon the Liquidation of the Company caused by other than the termination of the Company under Section 708(b)(1)(B) of the Code (in which latter case the Company shall remain in existence in accordance with the provisions of such Section of the Code), TrizecHahn shall proceed to the winding up of the affairs of the Company. During such winding up process, the Net Profits, Net Losses and Cash Flow distributions shall continue to be shared by the Members in accordance with this Agreement. The assets shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Company on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order:
(a) first, to creditors of the Company (including Members who are creditors), in the order of priority as provided by law, including, without limitation, to the setting up of any reasonable reserves which TrizecHahn deems reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company (which shall be distributed as soon as reasonably practicable to the Members in the order of priority set forth in Section 5.04, if applicable, or Section 5.02 if no dilution event has occurred), and (b) thereafter, after giving effect to all contributions, distributions and allocations for all periods to the Members in accordance with their relative positive Capital Account balances.

     9.03 NEGATIVE CAPITAL ACCOUNT RESTORATION

          No Member shall have any obligation whatsoever upon the Liquidation of such Member's Interest, the Liquidation of the Company or in any other event, to contribute all or any portion of any negative balance standing in such Member's Capital Account to the Company, to any other Member or to any other person or entity.

                                     ARTICLE X


                    BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS

     10.01     COMPANY BOOKS

          TrizecHahn shall cause to be kept, at the principal place of business of TrizecHahn, or at such other location as TrizecHahn shall reasonably deem appropriate, full and proper ledgers, other books of account, and records of all receipts and disbursements, other financial activities, and the internal affairs of the Company for at least the current and past four fiscal years.

     10.02     DELIVERY OF RECORDS; INSPECTION

          Upon the reasonable written request of any Member for any purpose reasonably related to such Member's Interest, TrizecHahn shall deliver to such requesting Member (or, to the extent so directed, to its agent or attorney) a copy of the following information, to the extent such is requested in writing:

               (a) true and full information regarding the status of the business and financial condition of the Company (including, without limitation, the annual financial reports and all reasonable supporting calculations and information for such reports);

               (b) promptly after becoming available, a copy of the Company's federal, state and local income or information tax returns for the year;

               (c) a current list of the name and last known-business, residence or mailing address of each Member;

               (d) a copy of this Agreement, as amended, and Certificates, together with executed copies of any written powers of attorney pursuant to which this Agreement, as amended, and any Certificate have been executed; and

               (e) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.

          Any Member (personally or through an authorized representative) may, for any purpose reasonably related to such Member's Interest, inspect and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours.

     10.03     REPORTS AND TAX INFORMATION

          TrizecHahn shall cause to be prepared, at the expense of the Company, and delivered to each Member at such times as are determined by the Board (or otherwise in accordance with the terms of this Agreement), the Development Plan, the Development Budget, the Operating Budgets, any and all construction reports and budgets, monthly operating reports, and any and all other financial statements and/or reports requested from time to time by the Board. In addition, TrizecHahn shall cause to be prepared, at the expense of the Company, and delivered to each Member, within ninety (90) days after the end of each tax year, the information necessary for such Member to complete its federal, state and local income tax or information returns.

     10.04     COMPANY TAX ELECTIONS; TAX CONTROVERSIES

          TrizecHahn shall have the right to make elections for the Company provided for in the Code, including, but not limited to, the elections provided for in Section 754 of the Code. TrizecHahn is hereby designated as the "TAX MATTERS MEMBER" pursuant to the requirements of Section 6231(a)(7) of the Code and the Treasury Regulations promulgated thereunder. In its capacity as Tax Matters Member, TrizecHahn shall represent the Company in any disputes, controversies or proceedings with the Internal Revenue Service.

     10.05     ACCOUNTING AND FISCAL YEAR

          Subject to Section 448 of the Code, the books of the Company shall be kept on such method of accounting for tax purposes as determined by the Board, and for financial reporting purposes in accordance with generally accepted accounting principles. The fiscal year of the Company shall be the calendar year.

     10.06     CONFIDENTIALITY OF INFORMATION

          Each party hereto agrees that the provisions of this Agreement, all understandings, agreements and other arrangements between and among the parties, and all other non-public information received from or otherwise relating to, the Company shall be confidential, and shall not be disclosed or otherwise released to any other person or entity (other than another party hereto), without the written consent of the Board. Accordingly, each party hereto shall, and shall cause its agents and attorneys to, hold in confidence all such information.

                                     ARTICLE XI


                                   MISCELLANEOUS

     11.01     INVESTMENT INTEREST; NATURE OF INVESTMENT

          Each Member hereby represents and warrants to the Company and to each other Member that such Member is acquiring its Interest in the Company for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any applicable state securities laws. Such Member also understands that its Membership Interest may not be transferred absent compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to an exemption therefrom and otherwise in compliance with the terms of this Agreement. Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth herein and that the Company has relied upon such representations, warranties and covenants. Each Member hereby indemnifies, defends, protects and holds wholly free and harmless the Company from and against any and all losses, damages, expenses or liabilities arising out of the breach and/or inaccuracy of any such representation, warranty and/or covenant. All representations, warranties and covenants contained herein shall survive the execution of this Agreement, the formation of the Company, and the liquidation of the Company.

     11.02     AMENDMENT

          Except as otherwise provided by this Agreement, the written consent of each Member shall be required to amend or waive any provision of this Agreement, which consent may be given, withheld or made subject to such conditions as are determined by each such Member in such Member's sole and absolute discretion.

     11.03     NO ASSIGNMENTS; BINDING EFFECT

          This Agreement shall not be assigned or otherwise transferred (by operation of law or otherwise) by any Member except as is otherwise permitted in Articles VI, VII and VIII. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns permitted in accordance with this Agreement and the Nevada Act.

     11.04     FURTHER ASSURANCES

          Each of the parties hereby does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, verify file, record, publish and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

     11.05     NOTICES

          Any notice, approval, consent, payment, demand or communication required or permitted to be given to any Member under this Agreement shall be in writing and delivered at the address specified in Section 1.02, and shall be deemed to have been duly given or made as of the date (the "EFFECTIVE DATE") set forth below: (i) if delivered personally by courier or otherwise, then as of the date delivered or if delivery is refused, then as of the date presented;
(ii) if sent or mailed by Federal Express, Express Mail or other overnight mail service to the Company at its principal office and to each Member at its address appearing in the current records of the Company, then as of the first Business Day after the date so mailed; (ii) if sent or mailed by certified U.S. Mail, return receipt requested, to the Company at its principal office in California and to each Member at its address appearing in the current records of the Company, then as of the third Business Day after the date so mailed; or (iv) if sent by facsimile to the Company at its facsimile telephone number or to any Member at its facsimile telephone number appearing in the current records of the Company, then either (x) as of the date on which the appropriate electronic confirmation of receipt is received by the sending party at or before 5:00 p.m. (receiver's time) on any Business Day or (y) as of the next Business Day if the time of the appropriate electronic confirmation of receipt is received by the sending party after 5:00 p.m. (receiver's time).

     11.06     WAIVERS

          No waiver by any Member of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any Member to exercise any right hereunder in any manner impair the exercise of any such right accruing to it hereafter.

     11.07     PRESERVATION OF INTENT

          If any provision of this Agreement is determined by an arbitrator or any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the Members agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Members' rights and privileges shall be enforceable to the fullest extent permitted by law.

     11.08     ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereto and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties thereto pertaining to the subject matter hereof, except for any written (but not oral) agreements executed by the parties contemporaneously herewith.

     11.09     CERTAIN RULES OF CONSTRUCTION

          Any ambiguities shall be resolved without reference to which party may have drafted this Agreement. All Article or Section titles or other captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way defined, limit, extend or describe the scope or intent of any provisions hereof. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (iii) "or" is not exclusive; (iv) words in the singular include the plural, and words in the plural include the singular; (v) provisions apply to successive events and transactions; (vi) "herein", "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vii) all references to "clauses", "Sections" or "Articles" refer to clauses, Sections or Articles of this Agreement; and (viii) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.

     11.10     COUNTERPARTS

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

     11.11     CERTAIN OTHER MATTERS

          Time is of the essence of this Agreement. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, and all rights, duties, obligations and remedies shall be governed by the laws of the State of Nevada without regard to principles of conflict of laws (except to the extent the dispute requires the interpretation or operation of this Agreement under the Delaware Act, the substantive laws of the State of Delaware). If any proceeding is brought by any Member against any other Member that arises out of, or is connected with, this Agreement, then such action shall be brought in Clark County, Nevada and the prevailing Member in such proceeding shall be entitled to recover reasonable attorneys' fees and costs. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Members and their respective successors and assigns, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, deemed to be a third-party beneficiary of this Agreement.

     11.12     COMPANY INTENDED SOLELY FOR TAX PURPOSES.

          The Members have formed the Company as a Delaware limited liability company under the Delaware Act, and do not intend to form a corporation or a general or limited partnership under Delaware or any other state law. The Members do not intend to be shareholders and/or partners to one another. The Members intend the Company to be classified and treated as a partnership solely for federal and state income taxation purposes. Each Member agrees to act consistently with the foregoing provisions of this Section 11.12 for all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and all state and local taxing authorities.

     11.13     ARBITRATION OF DISPUTES

          Any controversy or claim arising out of or relating to this Agreement, or the claimed breach or interpretation thereof, including, but not limited to, any impasse reached by the Board pursuant to Section 2.04, shall be resolved by binding arbitration, subject to the following additional provisions:

               (a) The Member seeking arbitration ("DEMANDING MEMBER") shall deliver a written notice of demand to resolve dispute (the "DEMAND") to the other Member ("NON-DEMANDING MEMBER"). The demand shall include a brief statement of the Demanding Member's claim or controversy, the amount thereof, and the name of the proposed arbitrator to decide the dispute ("ARBITRATOR"). Within ten (10) days after receipt of the demand, the Non-Demanding Member against whom a demand is made shall deliver a written response to the Demanding Member. Such response shall include a short and plain statement of the Non-Demanding Member's defenses to the claim and shall also state whether such Member agrees to the arbitrator chosen by the Demanding Member. If the Non-Demanding Member fails to agree to the arbitrator chosen by the Demanding Member, then such Non-Demanding Member shall state in its response the name of the proposed arbitrator chosen by such Non-Demanding Member as the proposed arbitrator. If the Non-Demanding Member fails to deliver its written response to the

     Demanding Member within ten (10) days after receipt of the demand, or if the Non-Demanding Member fails to select in its written response a proposed arbitrator, then the arbitrator selected by the Demanding Member shall serve as the arbitrator. An arbitrator shall not be employed by any Member or its Affiliate, directly, indirectly or as an agent, except in connection with the arbitration proceeding. Any person appointed as an arbitrator shall be knowledgeable and experienced in the matters sought to be arbitrated. As examples, if the arbitrable dispute deals with construction issues, the arbitrator so appointed shall be experienced and knowledgeable as to construction practice of shopping centers.

               (b)  The locale of the arbitration shall be in Las Vegas, Nevada.

               (c) If the Non-Demanding Member selects a proposed arbitrator different than the arbitrator selected by the Demanding Member, and such selection is indicated by the Non-Demanding Member in its written response to the Demanding Member made within ten (10) days after receipt of the demand, then the parties shall, for ten (10) days after the Demanding Member's receipt of the Non-Demanding Member's written response to the demand, attempt to agree upon an arbitrator. If the parties cannot agree upon an arbitrator within said ten (10) day period, then a single neutral arbitrator shall be appointed by the then Presiding Judge of the Eighth Judicial District Court of the State of Nevada, acting in his individual and nonofficial capacity on the application of the Demanding Member.

               (d) The arbitrator's powers shall be limited as follows: the arbitrator shall follow the substantive laws of the State of Nevada (or, to the extent the dispute requires the interpretation or operation of this Agreement under the Delaware Act, the substantive laws of the State of Delaware), and the Rules of Evidence of Nevada, and his/her decision shall be subject to review thereon as would the decision of the Presiding Judge of the Eighth Judicial District Court of the State of Nevada sitting without a jury.

               (e) The costs of the resolution (including all reporter costs) shall be split between the Members prorata in accordance with their Percentage Interests, provided, however, that such costs, along with all other costs and expenses, including attorneys' fees, shall be subject to award, in full or in part, by the arbitrator, in his/her discretion, to the prevailing party. Unless the arbitrator so awards attorneys' fees, each Member shall be responsible for its own attorneys' fees.

               (f) To the extent possible, the arbitration hearings shall be conducted on consecutive days, excluding Saturdays, Sundays and holidays, until the completion of the hearings.

               (g) In connection with any arbitration proceedings commenced hereunder, either Member shall have the right to join any third parties in such proceedings in order to resolve any other disputes, the facts of which are related to the matters submitted for arbitration hereunder.

               (h) The arbitrator shall render her/his decision(s) concerning the substantive issue(s) in dispute in writing. The written decision shall be sent to the parties no later than thirty (30) days following the last hearing date.

               (i) All hearings shall be concluded within ninety (90) days from the day the arbitrator is selected or appointed, unless the arbitrator determines that this deadline is impractical.

               (j) Notwithstanding the foregoing, in the event the dispute concerns a deadlock by the Board to deliver a notice of default under the Management Agreement or Development Agreement pursuant to Section 2.04(f) above, then all hearings shall be concluded and the arbitrator shall render his/her decision within thirty (30) days of the date of the Demand, unless the arbitrator determines that this deadline is impractical.

               (k) If any of the provisions relating to arbitration are not adhered to or complied with either party may petition the Presiding Judge of the Eighth Judicial District Court of the State of Nevada, for appropriate relief.

               (l) The award of the arbitrator may be entered as a judgment in a court of competent jurisdiction. All arbitration conducted under this
     Section 11.13 shall be in accordance with the rules of the American Arbitration Association to the extent such rules do not conflict with the procedures herein set forth. To the extent permitted by law, compliance with this Section 11.13 is a condition precedent to the commencement by any Member of a judicial proceeding arising out of any dispute relating directly or indirectly to this Agreement.

                                    ARTICLE XII


                                    DEFINITIONS

     12.01     ADDITIONAL UNRECOVERED CONTRIBUTION ACCOUNT

          The term "ADDITIONAL UNRECOVERED CONTRIBUTION ACCOUNT" means with respect to each Member, the amount of money contributed by such Member to the capital of the Company pursuant to Section 3.05 (both on its own account and on behalf of a Non-Contributing Member), and DECREASED by the amount of money distributed (or deemed distributed) by the Company to such Member pursuant to
Section 5.03(b) and 5.04(b).

     12.02     AFFILIATE

          The term "AFFILIATE" means any person or entity which, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term "control" as used herein (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to
(i) vote fifty-one percent (51%) or more of the outstanding voting securities of such person or entity, or (ii) otherwise direct management policies of such person by contract or otherwise. With respect to Holdings II, the term "Affiliate" also means any member of the family of Viola Sommer or any trust for the exclusive benefit of any of them.

     12.03     AGREEMENT

          The term "AGREEMENT" means this Limited Liability Company Agreement of Aladdin Bazaar, LLC.

     12.04     BUSINESS DAY

          The term "BUSINESS DAY" means any weekday excluding any legal holiday observed pursuant to United States federal law or Nevada state law or regulation.

     12.05     CAPITAL ACCOUNT

          The term "CAPITAL ACCOUNT" means with respect to each Member the amount of money contributed by such Member to the capital of the Company, INCREASED by the aggregate fair market value at the time of contribution (as determined by the Board) of all property contributed by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), the aggregate amount of all Net Profits allocated to such Member, and any and all items of gross income or gain specially allocated to such Member pursuant to Section 4.04, and DECREASED by the amount of money distributed to such Member by the Company (exclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to such Member), the aggregate fair market value at the time of distribution (as determined by the Board) of all property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), the amount of any Net Losses charged to such Member, and any and all partnership and/or partner "nonrecourse deductions" specially allocated to such Member pursuant to Section 4.04. For purposes of Section 4.04 only, each Member's Capital Account shall be further adjusted in the manner set forth in the second and third sentences of Treasury Regulation Section 1.704-1(b)(2)(ii)(D) and shall be INCREASED for (i) such member's allocable share of minimum gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)) that is attributable to the Capital Account and
(ii) the amount such Member is unconditionally obligated to contribute to the capital of the Company pursuant to this Agreement. Each member's Capital Account shall be further adjusted in accordance with, and upon the occurrence of an event described in, Treasury Regulation Section 1.704-1(b)(2)(iv)(f) to reflect a revaluation of the Company's property on the Company's books. Such adjustments to the Members' Capital Accounts shall be made in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss with respect to such revalued property.

     12.06     CAPITAL CONTRIBUTION

          The term "CAPITAL CONTRIBUTION" means with respect to each Member the aggregate amount of any and all amounts credited to such Member's Unrecovered Contribution Account in accordance with the terms of this Agreement.

     12.07     CASH FLOW

          The term "CASH FLOW" means the sum of any and all Ordinary Cash Flow and Extraordinary Cash Flow.

     12.08     CODE

          The term "CODE" means the Internal Revenue Code of 1986, as heretofore and hereafter amended from time to time (and/or any corresponding provision of any superseding revenue law).

     12.09     COMPANY

          The term "COMPANY" means the limited liability company created pursuant to this Agreement and the filing of a Certificate of Formation with the Delaware Secretary of State in accordance with the provisions of the Delaware Act.

     12.10     CONDITIONS PRECEDENT

          The term "CONDITIONS PRECEDENT" means: (a) the approval by TrizecHahn and Holdings II, in each party's reasonable discretion, not to be unreasonably delayed, that the development of the Bazaar Improvements is economically feasible and desirable (including each party's judgment as to the progress of the leasing effort and pro forma rents achievable as of the date such judgment is made); (b) the parties have entered into an amendment pursuant to Section
3.06 above, which amendment is approved by the parties in each party's sole discretion; (c) the approval by the TrizecHahn and Holdings II, in each party's reasonable discretion, not to be unreasonably delayed, of the terms and conditions of the Site Work Agreement, the Development Agreement between Clark County and Holdings, the Lease, the Reciprocal Easement Agreement and the Parking Use Agreement; (d) the receipt of all necessary permits and governmental approvals to begin construction of the initial planned floor area; (e) the achievement of space leases or letters of intent to enter into space leases for a gross leasable area of the Bazaar Improvements sufficient to induce a construction lender (offering competitive market rate terms and conditions based upon market rate terms and conditions typically obtained by TrizecHahn or its Affiliates) to enter into a construction loan necessary to build the Bazaar Improvements, which construction loan shall cover at least seventy percent (70%) of the costs of the Bazaar Improvements; (f) the execution by each of Aladdin Gaming and the Company of separate contracts with the project contractor and the project architect/engineer, each reasonably satisfactory to the other party, which approval shall not be unreasonably withheld or delayed, upon economic terms in conformance with the proforma Development Budget attached hereto as EXHIBIT "F"; (g) the closing of a construction loan covering at least seventy percent (70%) of the costs of the Bazaar Improvements; and (h) evidence reasonably satisfactory to TrizecHahn and Holdings II that Aladdin Gaming or its Affiliates have received funds or irrevocable commitments from debt and equity sources in sufficient amounts to fund the construction of the initial planned floor area of the Redevelopment Aladdin and to operate same through the Opening Date.

     12.11     DELAWARE ACT

          The term "DELAWARE ACT" means the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, ET SEQ.), as hereafter amended from time to time.

     12.12     EXTRAORDINARY CASH FLOW

          The term "EXTRAORDINARY CASH FLOW" means the cash proceeds (including, without limitation, any insurance proceeds, recoveries, damages and awards) realized by the Company, directly or indirectly, as a result of the occurrence of an Extraordinary Event, plus cash interest payments received with respect to such proceeds, DECREASED by the sum of (i) the amount of such proceeds applied by the Company to pay debts and liabilities of the Company which are then due and payable (inclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to any Member); (ii) the amount of such proceeds used, set aside or committed by the Company or required to be used by any secured lender for the Bazaar Improvements for restoration and repair of any property in the event of damage or destruction to such property; (iii) any incidental or ancillary expenses, costs or liabilities incurred by the Company in effecting or obtaining any such Extraordinary Event, or the proceeds thereof (including, without limitation, attorneys' fees, expert witness' fees, accountants' fees, court costs, recording fees, transfer taxes and fees, appraisal costs and the like) all of which expenses, costs and liabilities shall be paid from the gross amount of such cash proceeds to the extent thereof; (iv) the payment of such other Company debts and liabilities as are determined in the reasonable discretion of TrizecHahn; and (v) a reserve, established in the reasonable discretion of TrizecHahn, for anticipated cash disbursements that will have to be made before additional cash receipts from third parties will provide funds therefor.

     12.13     EXTRAORDINARY EVENT

          The term "EXTRAORDINARY EVENT" means the sale, financing, refinancing or other disposition, condemnation or acquisition by an entity with the power of eminent domain in lieu of formal condemnation proceedings, damage or destruction, of all or any portion of the Bazaar Improvements, but excluding any incidental sales or exchanges of tangible personal property and fixtures.

     12.14     INSTITUTIONAL INVESTOR

          The term "INSTITUTIONAL INVESTOR" means any financial institution, pension fund, mutual fund, investment bank, or banking institution, which is a non-operating company with a net worth in excess of One Hundred Million Dollars ($100,000,000.00).

     12.15     INTEREST

          The term "INTEREST" means in respect to any Member, all of such Member's right, title and interest in and to the Net Profits, Net Losses, Cash Flow, distributions and capital of the Company, and any and all other interests therein in accordance with the provision of this Agreement and the Delaware Act.

     12.16     LIQUIDATION

          The term "LIQUIDATION" means, (i) in respect to the Company the earlier of the date upon which the Company is terminated under Section 708(b)(1) of the Code or the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and (ii) in respect to a Member wherein the Company is not in Liquidation, means the liquidation of a Member's interest in the Company under Treasury Regulation Section 1.761-1(d).

     12.17     MEMBER(S)

          The term "MEMBERS" means TrizecHahn and Holdings II; collectively; the term "MEMBER" means any one (1) of the Members.


     12.18     NET PROFITS AND NET LOSSES

          The terms "NET PROFITS" and "NET LOSSES" mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss, as the case may be, for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss, (i) such taxable income or loss shall be adjusted by any and all adjustments required to be made in order to maintain Capital Account balances in compliance with Treasury Regulation Sections 1.704-1(b) and (ii) any and all items of gross income or gain and partnership and/or partner "nonrecourse deductions" specially allocated to any Member pursuant to Section 4.04 shall not be taken into account in calculating such taxable income or loss.

     12.19     ORDINARY CASH FLOW

          The term "ORDINARY CASH FLOW" means the amount, if any, of all cash receipts of the Company (exclusive of the proceeds of an Extraordinary Event; inclusive, however, of the proceeds from any rent or business interruption insurance) as of any applicable determination date in excess of the sum of (i) all cash disbursements (inclusive of any guaranteed payment within the meaning of Code Section 707(c) paid to any Member but exclusive of disbursements made from the proceeds of an Extraordinary Event and/or disbursements made to the Members in their capacities as such) of the Company prior to that date; and (ii) a reserve, established in the reasonable discretion of TrizecHahn for anticipated cash disbursements that will have to be made before additional cash receipts from third parties that are attributable to such Bazaar Improvements will provide the funds therefor.

     12.20     PERCENTAGE INTEREST

          The term "PERCENTAGE INTEREST" means in respect to TrizecHahn, fifty percent (50%), and in respect to Holdings II, fifty percent (50%); subject to adjustment as provided in this Agreement.

     12.21     PREFERRED RETURN

          The term "PREFERRED RETURN" means, with respect to each Member, an amount calculated like interest and accrued on the sum of the balances standing from time to time in such Member's Unrecovered Contribution Account and Additional Unrecovered Contribution Account, if any, at a rate equal to twelve percent (12%) per annum, compounded monthly, and determined on a cumulative basis. For financial and income tax reporting purposes, neither accrual nor payment of the Preferred Return shall be treated as an expense of the Company or as a guaranteed payment under Section 707(c) of the Code.

     12.22     TREASURY REGULATION

          The term "TREASURY REGULATION" means any proposed, temporary, and/or final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended from time to time (and/or any corresponding provisions of any superseding revenue law and/or regulation).

     12.23     TRIZECHAHN INVESTMENT

          The term "TRIZECHAHN INVESTMENT" means the sum of Thirty Million Dollars ($30,000,000), as reduced by the amount of all capital contributions made from time to time by TrizecHahn to the Company. Once the TrizecHahn Investment has been contributed to the Company (or such lesser amount in the event that the full TrizecHahn Investment is not needed to complete construction of the Bazaar Improvements), then the TrizecHahn Investment shall be reduced to zero (0) with the intent that TrizecHahn's obligation to contribute the TrizecHahn Investment shall not be a revolving obligation.

     12.24     UNRECOVERED CONTRIBUTION ACCOUNT

          The term "UNRECOVERED CONTRIBUTION ACCOUNT" means with respect to each Member, the amount of money and/or the agreed upon fair market value (as mutually determined by the Members) of any property contributed (or deemed contributed) by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to pursuant to Section 752 of the Code), and DECREASED by the amount of money distributed (or deemed distributed) by the Company to such Member pursuant to Section 5.02(b) and Section 5.04(c) and the agreed upon fair market value (as mutually determined by the Members) of any property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under
Section 752 of the Code) pursuant to Section 5.02(b) and Section 5.04(c). Notwithstanding the foregoing, in no event shall property be contributed by the Members to the Company (other than the Ground lease) or distributed by the Company to the Members without the prior written consent of all Members.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

"TrizecHahn"                       TH BAZAAR CENTERS INC., a Delaware
                                   corporation

                                   By:
                                      ---------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

                                   By:
                                      ---------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

"Holdings II"                      ALADDIN BAZAAR HOLDINGS, LLC, a Nevada
                                   limited liability company

                                   By:  ALADDIN MANAGEMENT CORPORATION,
                                        its Manager

                                        By:
                                           -----------------------------
                                           Viola Sommer
                                           President

                                        By:
                                           -----------------------------
                                           Jack Sommer
                                           Vice President

By their execution hereof, Aladdin Holdings and the Sommer Trust consent and agree to be bound by the obligations contained in Section 2.14(h) and Section
3.06 (as to Aladdin Holdings only and not the Sommer Trust) of this Agreement.

                                        ALADDIN HOLDINGS, LLC, a Delaware
                                        limited liability company

                                        By:  ALADDIN MANAGEMENT
                                             CORPORATION, its Manager

                                             By: /s/ Viola Sommer
                                                -----------------------------
                                                Viola Sommer
                                                President

                                             By: /s/ Jack Sommer
                                                -----------------------------
                                                Jack Sommer
                                                Vice President

                                        TRUST UNDER ARTICLE SIXTH U/W/O SIGMUND
                                        SOMMER

                                        By: /s/ Viola Sommer
                                           ----------------------------------
                                           Viola Sommer, as Trustee
                                           and not an individual

                                        By: /s/ Eugene Landsberg
                                           ----------------------------------
                                           Eugene Landsberg, as Trustee
                                           and not an individual

                                        By: /s/ Jack Sommer
                                           ----------------------------------
                                           Jack Sommer, as Trustee
                                           and not an individual

                                     EXHIBIT "A"
                    MASTER DEVELOPMENT SITE PLANS AND RENDERINGS

                                    EXHIBIT "B"
                                  DEVELOPMENT PLAN

                                    EXHIBIT "C"
                               DEVELOPMENT AGREEMENT

                                    EXHIBIT "D"
                                MANAGEMENT AGREEMENT

                                    EXHIBIT "E"
                         PRELIMINARY CONSTRUCTION PROFORMA
                 AND PLANS AND DRAWINGS FOR THE REDEVELOPED ALADDIN



                                  [To Be Attached]

                                    EXHIBIT "F"
                               PRE-DEVELOPMENT BUDGET




                                  [To Be Attached]

                                    EXHIBIT "G"
                        GUARANTY OF TRIZECHAHN CENTERS INC.
                         -----------------------------------

          1. GUARANTY. In consideration of the covenants, terms and conditions of the Limited Liability Company Agreement ("AGREEMENT") of Aladdin Bazaar, LLC, a Delaware limited liability company ("COMPANY") to which this Guaranty is attached, and as a material inducement to Aladdin Holdings, LLC, a Delaware limited liability company ("HOLDINGS"), to enter into the Agreement, TrizecHahn Centers Inc., a California corporation ("GUARANTOR"), hereby absolutely, presently, continually, unconditionally, irrevocably and jointly and severally guarantees to and for the benefit of Holdings and the Company that TH Bazaar Centers Inc., a Delaware corporation ("TRIZECHAHN") shall perform its obligation to contribute capital to the Company pursuant to the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

          2. STANDARD PROVISIONS. A separate action may be brought or prosecuted against Guarantor whether or not the action is brought or prosecuted against TrizecHahn. If TrizecHahn defaults under the Agreement, Holdings or the Company may proceed immediately against Guarantor or TrizecHahn, or both, or Holdings or the Company may enforce against Guarantor or TrizecHahn, or both, any rights that it has under the Agreement or against Guarantor pursuant to this Guaranty. If the Agreement terminates Holdings may enforce any remaining rights thereunder against Guarantor without giving previous notice to TrizecHahn or Guarantor, and without making any demand on either of them. This Guaranty shall not be affected by Holdings' failure or delay to enforce any of its rights hereunder or under the Agreement. TrizecHahn hereby waives notice of or the giving of its consent to any amendments which may hereafter be made to the terms of the Agreement, and this Guaranty shall guarantee the performance of the Agreement as amended, or as the same may be assigned from time to time. Guarantor waives the right to require Holdings or the Company to (i) proceed against TrizecHahn; (ii) proceed against or exhaust any security that Holdings or the Company holds from TrizecHahn; or (iii) pursue any remedy in Holdings' or the Company's power. Guarantor waives any defense by reason of any disability of TrizecHahn, the statute of limitations and any other defense based on the termination of TrizecHahn's liability from any cause. Until all of TrizecHahn's obligations to the Company and Holdings have been discharged in full, Guarantor shall have no right of subrogation against TrizecHahn. Guarantor waives its right to enforce any remedies that Holdings or the Company now has, or later may have, against TrizecHahn. Guarantor waives any right to participate in any security now or later held by Holdings or the Company. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of existence, creation, or incurring of new or additional obligations from TrizecHahn to the Company. If Holdings disposes of its interest in the Agreement, "Holdings," as used in this Guaranty, shall mean Holdings' successors in interest and assigns. If Holdings is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to Holdings all costs incurred, including, without limitation, Holdings' reasonable attorneys' fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed, or in enforcing this Guaranty against the undersigned, individually and jointly. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of the TrizecHahn or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of TrizecHahn. Guarantor's obligations under this Guaranty may not be assigned and shall be binding upon Guarantor's heirs and successors. This Guaranty shall be governed by the laws of, and may be enforced in the courts of, the State of Nevada.

          3. TERMINATION OF GUARANTY. This Guaranty shall automatically terminate, and shall be of no further force or effect, upon the date that the Company first obtains financing for the Bazaar Improvements which does not require a guarantee by either The Trust under Article Sixth u/w/o Sigmund Sommer or Guarantor, and the Company's lender fully and unconditionally releases all guarantors thereunder.

          4. NOTICES. Any notice to Guarantor or to the Holdings given under this Guaranty shall be delivered in the manner specified in the Agreement for the delivery of notices to the Holdings, and if to Guarantor, as follows:

          Guarantor:       Douglas L. Hageman, Esq.
                           Sr. Vice President, General Counsel
                           TrizecHahn Centers
                           4350 La Jolla Village Drive, Suite 400
                           San Diego, California  92122

          IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of this _____ day of ____________, 1997.

"Guarantor"                        TRIZECHAHN CENTERS INC., a Delaware
                                   corporation

                                   By:
                                      ---------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

                                   By:
                                      ---------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

                                    EXHIBIT "H"
                       GUARANTY OF TRUST UNDER ARTICLE SIXTH
                                 U/W/O SIGMUND SOMMER
                                 --------------------


          1. GUARANTY. In consideration of the covenants, terms and conditions of the Limited Liability Company Agreement ("AGREEMENT") of Aladdin Bazaar, LLC, a Delaware limited liability company ("COMPANY") to which this Guaranty is attached, and as a material inducement to TH Bazaar Centers Inc., a Delaware corporation ("TRIZECHAHN"), to enter into the Agreement, The Trust under Article Sixth u/w/o Sigmund Sommer ("GUARANTOR"), hereby absolutely, presently, continually, unconditionally, irrevocably and jointly and severally guarantees to and for the benefit of TrizecHahn and the Company that Aladdin Bazaar Holdings, LLC, a Nevada limited liability company ("HOLDINGS") shall perform its obligation to contribute capital to the Company pursuant to the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

          2. STANDARD PROVISIONS. A separate action may be brought or prosecuted against Guarantor whether or not the action is brought or prosecuted against Holdings. If Holdings defaults under the Agreement, TrizecHahn or the Company may proceed immediately against Guarantor or Holdings, or both, or TrizecHahn or the Company may enforce against Guarantor or Holdings, or both, any rights that it has under the Agreement or against Guarantor pursuant to this Guaranty. If the Agreement terminates TrizecHahn may enforce any remaining rights thereunder against Guarantor without giving previous notice to Holdings or Guarantor, and without making any demand on either of them. This Guaranty shall not be affected by TrizecHahn's failure or delay to enforce any of its rights hereunder or under the Agreement. Guarantor hereby waives notice of or the giving of its consent to any amendments which may hereafter be made to the terms of the Agreement, and this Guaranty shall guarantee the performance of the Agreement as amended, or as the same may be assigned from time to time. Guarantor waives the right to require TrizecHahn or the Company to (i) proceed against Holdings; (ii) proceed against or exhaust any security that TrizecHahn or the Company holds from Holdings; or (iii) pursue any remedy in TrizecHahn's or the Company's power. Guarantor waives any defense by reason of any disability of Holdings, the statute of limitations and any other defense based on the termination of Holdings' liability from any cause. Until all of Holdings' obligations to the Company and TrizecHahn have been discharged in full, Guarantor shall have no right of subrogation against Holdings. Guarantor waives its right to enforce any remedies that TrizecHahn or the Company now has, or later may have, against Holdings. Guarantor waives any right to participate in any security now or later held by TrizecHahn or the Company. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of existence, creation, or incurring of new or additional obligations from Holdings to the Company. If TrizecHahn disposes of its interest in the Agreement, "TrizecHahn," as used in this Guaranty, shall mean TrizecHahn's successors in interest and assigns. If TrizecHahn is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to TrizecHahn all costs incurred, including, without limitation,

TrizecHahn's reasonable attorneys' fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed, or in enforcing this Guaranty against the undersigned, individually and jointly. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Holdings or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Holdings. Guarantor's obligations under this Guaranty may not be assigned and shall be binding upon Guarantor's heirs and successors. This Guaranty shall be governed by the laws of, and may be enforced in the courts of, the State of Nevada.

          3. TERMINATION OF GUARANTY. This Guaranty shall automatically terminate, and shall be of no further force or effect, upon the date that the Company first obtains financing for the Bazaar Improvements which does not require a guarantee by either TrizecHahn Centers Inc., a California corporation, or Guarantor, and the Company's lender fully and unconditionally releases all guarantors thereunder.

          4. NOTICES. Any notice to Guarantor or to the TrizecHahn given under this Guaranty shall, in the case of TrizecHahn, be delivered in the manner specified in the Agreement for the delivery of notices to the TrizecHahn, and if to Guarantor, as follows:

          Guarantor:       Mr. Ronald B. Dictrow
                           c/o Sigmund Sommer Properties
                           280 Park Avenue
                           New York, NY  10017

          IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of this _____ day of ____________, 1997.


     "Guarantor"                   TRUST UNDER ARTICLE SIXTH U/W/O
                                   SIGMUND SOMMER

                                   By:
                                      ----------------------------------
                                      Viola Sommer, as Trustee
                                      and not an individual

                                   By:
                                      ----------------------------------
                                      Eugene Landsberg, as Trustee
                                      and not an individual

                                   By:
                                      ----------------------------------
                                      Jack Sommer, as Trustee
                                      and not an individual

                                    EXHIBIT "I"

                          GUARANTY OF ALADDIN HOLDINGS LLC


          1. GUARANTY. In consideration of the covenants, terms and conditions of the Limited Liability Company Agreement ("AGREEMENT") of Aladdin Bazaar, LLC, a Delaware limited liability company ("COMPANY") to which this Guaranty is attached, and as a material inducement to TH Bazaar Centers Inc., a Delaware corporation ("TRIZECHAHN"), to enter into the Agreement, Aladdin Holdings, LLC, a Delaware limited liability company ("GUARANTOR"), hereby absolutely, presently, continually, unconditionally, irrevocably and jointly and severally guarantees to and for the benefit of TrizecHahn and the Company that Aladdin Bazaar Holdings, LLC, a Nevada limited liability company ("HOLDINGS") shall perform its obligation to reimburse TrizecHahn its share of Predevelopment Costs pursuant to Section 3.06 of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

          2. STANDARD PROVISIONS. A separate action may be brought or prosecuted against Guarantor whether or not the action is brought or prosecuted against Holdings. If Holdings defaults under the Agreement, TrizecHahn or the Company may proceed immediately against Guarantor or Holdings, or both, or TrizecHahn or the Company may enforce against Guarantor or Holdings, or both, any rights that it has under the Agreement or against Guarantor pursuant to this Guaranty. If the Agreement terminates TrizecHahn may enforce any remaining rights thereunder against Guarantor without giving previous notice to Holdings or Guarantor, and without making any demand on either of them. This Guaranty shall not be affected by TrizecHahn's failure or delay to enforce any of its rights hereunder or under the Agreement. Guarantor hereby waives notice of or the giving of its consent to any amendments which may hereafter be made to the terms of the Agreement, and this Guaranty shall guarantee the performance of the Agreement as amended, or as the same may be assigned from time to time. Guarantor waives the right to require TrizecHahn or the Company to (i) proceed against Holdings; (ii) proceed against or exhaust any security that TrizecHahn or the Company holds from Holdings; or (iii) pursue any remedy in TrizecHahn's or the Company's power. Guarantor waives any defense by reason of any disability of Holdings, the statute of limitations and any other defense based on the termination of Holdings' liability from any cause. Until all of Holdings' obligations to the Company and TrizecHahn have been discharged in full, Guarantor shall have no right of subrogation against Holdings. Guarantor waives its right to enforce any remedies that TrizecHahn or the Company now has, or later may have, against Holdings. Guarantor waives any right to participate in any security now or later held by TrizecHahn or the Company. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of existence, creation, or incurring of new or additional obligations from Holdings to the Company. If TrizecHahn disposes of its interest in the Agreement, "TrizecHahn," as used in this Guaranty, shall mean TrizecHahn's successors in interest and assigns. If TrizecHahn is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to TrizecHahn all costs incurred, including, without limitation, TrizecHahn's reasonable attorneys' fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed, or in enforcing this Guaranty against the undersigned, individually and jointly. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Holdings or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Holdings. Guarantor's obligations under this Guaranty may not be assigned and shall be binding upon Guarantor's heirs and successors. This Guaranty shall be governed by the laws of, and may be enforced in the courts of, the State of Nevada.

          3. TERMINATION OF GUARANTY. This Guaranty shall automatically terminate, and shall be of no further force or effect, upon the date that the Company first obtains financing for the Bazaar Improvements which does not require a guarantee by either TrizecHahn Centers Inc., a California corporation, or Guarantor, and the Company's lender fully and unconditionally releases all guarantors thereunder.

          4. NOTICES. Any notice to Guarantor or to the TrizecHahn given under this Guaranty shall, in the case of TrizecHahn, be delivered in the manner specified in the Agreement for the delivery of notices to the TrizecHahn, and if to Guarantor, as follows:

          Guarantor:       Aladdin Holdings LLC
                           c/o Mr. Jack Sommer
                           2810 W. Charleston Boulevard, Suite 58
                           Las Vegas, Nevada  89102

          IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of this _____ day of ____________, 1997.

          "Guarantor"                   ALADDIN HOLDINGS, LLC, a Delaware
                                        limited liability company

                                        By:  ALADDIN MANAGEMENT
                                             CORPORATION, its Manager

                                             By:
                                                -----------------------------
                                                Viola Sommer
                                                President

                                             By:
                                                -----------------------------
                                                Jack Sommer
                                                Vice President

                        LIMITED LIABILITY COMPANY AGREEMENT
                                         OF
                                ALADDIN BAZAAR, LLC


THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. Section 15b ET SEQ., AS AMENDED (THE "FEDERAL ACT"), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE DELAWARE SECURITIES ACT, THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE "STATE ACTS"), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT GOVERNING THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

                        LIMITED LIABILITY COMPANY AGREEMENT
                                         OF
                                ALADDIN BAZAAR, LLC

                                 TABLE OF CONTENTS

                                                                            Page

ARTICLE I   FORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.01   Formation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.02   Names and Addresses. . . . . . . . . . . . . . . . . . . . . . . .2
     1.03   Nature of Business . . . . . . . . . . . . . . . . . . . . . . . .3
     1.04   Fiduciary Duties . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.05   Term of Company. . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE II    MANAGEMENT OF THE COMPANY. . . . . . . . . . . . . . . . . . . .4

     2.01   Development Plan . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.02   Day to Day Operations. . . . . . . . . . . . . . . . . . . . . . .4
     2.03   Board of Managers. . . . . . . . . . . . . . . . . . . . . . . . .5
     2.04   Authority of the Board . . . . . . . . . . . . . . . . . . . . . .8
     2.05   Operating Budget . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.06   Development Fees . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.07   Management Fees. . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.08   Leasing Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.09   Liability and Indemnity. . . . . . . . . . . . . . . . . . . . . 12
     2.10   Designation of Officers. . . . . . . . . . . . . . . . . . . . . 12
     2.11   Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     2.12   Treatment of Fees and Reimbursements . . . . . . . . . . . . . . 13
     2.13   Approval Rights Over Related Aladdin Development . . . . . . . . 13
     2.14   Holdings II's Representations and Warranties . . . . . . . . . . 13
     2.15   TrizecHahn's Representations and Warranties. . . . . . . . . . . 18

ARTICLE III   MEMBERS' CONTRIBUTIONS TO COMPANY. . . . . . . . . . . . . . . 19

     3.01   Capital Contributions for Pre-Development Costs. . . . . . . . . 19
     3.02   Additional Capital Contributions . . . . . . . . . . . . . . . . 20
     3.03   Construction Financing . . . . . . . . . . . . . . . . . . . . . 21
     3.04   Cash Flow Deficit Contribution . . . . . . . . . . . . . . . . . 22
     3.05   Remedy For Failure to Contribute Capital . . . . . . . . . . . . 22
     3.06   Failure to Satisfy Conditions Precedent. . . . . . . . . . . . . 24
     3.07   Capital Contributions in General . . . . . . . . . . . . . . . . 26

ARTICLE IV    ALLOCATION OF PROFITS AND LOSSES . . . . . . . . . . . . . . . 27

     4.01   Net Losses from Operations Prior to Dilution . . . . . . . . . . 27
     4.02   Net Losses from Extraordinary Events Prior to Dilution . . . . . 27
     4.03   Net Profits from Operations Prior to Dilution. . . . . . . . . . 28
     4.04   Net Profits From Extraordinary Events Prior to Dilution. . . . . 28
     4.05   Net Losses from Operations Following Dilution. . . . . . . . . . 29
     4.06   Net Losses from Extraordinary Events Following Dilution. . . . . 29
     4.07   Net Profits from Operations Following Dilution . . . . . . . . . 30
     4.08   Net Profits From Extraordinary Events Following Dilution . . . . 31
     4.09   Special Allocations. . . . . . . . . . . . . . . . . . . . . . . 31
     4.10   Curative Allocations . . . . . . . . . . . . . . . . . . . . . . 32
     4.11   Differing Tax Basis; Tax Allocation. . . . . . . . . . . . . . . 33

ARTICLE V     DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 33

     5.01   Distribution of Ordinary Cash Flow . . . . . . . . . . . . . . . 33
     5.02   Distribution of Extraordinary Cash Flow. . . . . . . . . . . . . 33
     5.03   Distribution of Ordinary Cash Flow Following Dilution. . . . . . 34
     5.04   Distribution of Extraordinary Cash Flow Following Dilution . . . 34
     5.05   Limitations on Distributions . . . . . . . . . . . . . . . . . . 35
     5.06   In-Kind Distribution . . . . . . . . . . . . . . . . . . . . . . 35
     6.01   Limitations on Transfer. . . . . . . . . . . . . . . . . . . . . 35
     6.02   Permitted Transfers. . . . . . . . . . . . . . . . . . . . . . . 35
     6.03   Right of First Offer/Right of First Refusal. . . . . . . . . . . 37
     6.04   Regulatory and Lender Prohibitions . . . . . . . . . . . . . . . 39
     6.05   Admission of Substituted Members . . . . . . . . . . . . . . . . 39
     6.06   Election; Allocations Between Transferor and Transferee. . . . . 40
     6.07   Partition. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     6.08   Waiver of Withdrawal and Purchase Rights . . . . . . . . . . . . 40


ARTICLE VII   MARKETING AND SALE OF THE BAZAAR IMPROVEMENTS. . . . . . . . . 40

     7.01   Right to Market During Years Five Through Ten. . . . . . . . . . 40
     7.02   Right to Require Sale After Year Ten . . . . . . . . . . . . . . 42
     7.03   General Sales Procedures . . . . . . . . . . . . . . . . . . . . 42

ARTICLE VIII  DEFAULT BUY/SELL AGREEMENT . . . . . . . . . . . . . . . . . . 43

     8.01   Buy/Sell Events. . . . . . . . . . . . . . . . . . . . . . . . . 43
     8.02   Rights Arising From a Buy/Sell Event . . . . . . . . . . . . . . 44
     8.03   Determination of Purchase Price. . . . . . . . . . . . . . . . . 44
     8.04   Non-Defaulting Member's Option . . . . . . . . . . . . . . . . . 45
     8.05   Closing of Purchase and Sale . . . . . . . . . . . . . . . . . . 46
     8.06   Payment of Purchase Price. . . . . . . . . . . . . . . . . . . . 46
     8.07   Release. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     8.08   Repayment of Member Loans. . . . . . . . . . . . . . . . . . . . 47
     8.09   Voting Rights Following Buy/Sell Event . . . . . . . . . . . . . 47

ARTICLE IX    DISSOLUTION AND WINDING UP OF THE COMPANY. . . . . . . . . . . 47

     9.01   Events Causing Dissolution of the Company. . . . . . . . . . . . 47
     9.02   Winding Up of the Company. . . . . . . . . . . . . . . . . . . . 48
     9.03   Negative Capital Account Restoration . . . . . . . . . . . . . . 48

ARTICLE X     BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS . . . . . . . . . 49

     10.01  Company Books. . . . . . . . . . . . . . . . . . . . . . . . . . 49
     10.02  Delivery of Records; Inspection. . . . . . . . . . . . . . . . . 49
     10.03  Reports and Tax Information. . . . . . . . . . . . . . . . . . . 49
     10.04  Company Tax Elections; Tax Controversies . . . . . . . . . . . . 50
     10.05  Accounting and Fiscal Year . . . . . . . . . . . . . . . . . . . 50
     10.06  Confidentiality of Information . . . . . . . . . . . . . . . . . 50

ARTICLE XI    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 50

     11.01  Investment Interest; Nature of Investment. . . . . . . . . . . . 50
     11.02  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     11.03  No Assignments; Binding Effect . . . . . . . . . . . . . . . . . 51
     11.04  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . 51
     11.05  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     11.06  Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     11.07  Preservation of Intent . . . . . . . . . . . . . . . . . . . . . 52
     11.08  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . 52
     11.09  Certain Rules of Construction. . . . . . . . . . . . . . . . . . 52
     11.10  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     11.11  Certain Other Matters. . . . . . . . . . . . . . . . . . . . . . 53
     11.12  Company Intended Solely for Tax Purposes.. . . . . . . . . . . . 53
     11.13  Arbitration of Disputes. . . . . . . . . . . . . . . . . . . . . 53

ARTICLE XII   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 55

     12.01  Additional Unrecovered Contribution Account. . . . . . . . . . . 55
     12.02  Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     12.03  Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     12.04  Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     12.05  Capital Account. . . . . . . . . . . . . . . . . . . . . . . . . 56
     12.06  Capital Contribution . . . . . . . . . . . . . . . . . . . . . . 57
     12.07  Cash Flow. . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     12.08  Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     12.09  Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     12.10  Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . 57
     12.11  Delaware Act . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     12.12  Extraordinary Cash Flow. . . . . . . . . . . . . . . . . . . . . 58
     12.13  Extraordinary Event. . . . . . . . . . . . . . . . . . . . . . . 58
     12.14  Institutional Investor . . . . . . . . . . . . . . . . . . . . . 58
     12.15  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     12.16  Liquidation. . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     12.17  Member(s). . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     12.18  Net Profits and Net Losses . . . . . . . . . . . . . . . . . . . 59

     12.19  Ordinary Cash Flow . . . . . . . . . . . . . . . . . . . . . . . 59
     12.20  Percentage Interest. . . . . . . . . . . . . . . . . . . . . . . 60
     12.21  Preferred Return . . . . . . . . . . . . . . . . . . . . . . . . 60
     12.22  Treasury Regulation. . . . . . . . . . . . . . . . . . . . . . . 60
     12.23  TrizecHahn Investment. . . . . . . . . . . . . . . . . . . . . . 60
     12.24  Unrecovered Contribution Account . . . . . . . . . . . . . . . . 60

SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

EXHIBITS:
---------

EXHIBIT "A" MASTER DEVELOPMENT SITE PLANS AND RENDERINGS
EXHIBIT "B" DEVELOPMENT PLAN
EXHIBIT "C" DEVELOPMENT AGREEMENT
EXHIBIT "D" MANAGEMENT AGREEMENT
EXHIBIT "E" PRELIMINARY CONSTRUCTION PROFORMA AND PLANS AND DRAWINGS FOR THE
            REDEVELOPED ALADDIN
EXHIBIT "F" PRE-DEVELOPMENT BUDGET
EXHIBIT "G" GUARANTY OF TRIZECHAHN CENTERS INC.
EXHIBIT "H" GUARANTY OF TRUST UNDER ARTICLE SIXTH U/W/O SIGMUND SOMMER EXHIBIT "I" GUARANTY OF ALADDIN HOLDINGS, LLC

                                  GLOSSARY OF TERMS
                                                                            Page

     Additional Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Additional Unrecovered Contribution Account . . . . . . . . . . . . . . 55
     Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     Aladdin Holdings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Aladdin Hotel and Casino. . . . . . . . . . . . . . . . . . . . . . . . .1
     Appraisal Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     Appraised Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Arbitrator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     Audrie/Harmon Hotel . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Audrie/Harmon Termination Notice. . . . . . . . . . . . . . . . . . . . 25
     Bazaar Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     Buy/Sell Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     Capital Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     Capital Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . 57
     Cash Flow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     Center. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     Competing Retail Project. . . . . . . . . . . . . . . . . . . . . . . . .3
     Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . . . . . 57
     Construction Schedule . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Contributing Member . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Contribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Control Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Control Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Default Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Defaulting Member . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Delaware Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     Delinquent Contribution . . . . . . . . . . . . . . . . . . . . . . . . 22
     Demand. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     Demanding Member. . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     Development Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Development Budget. . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Development Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Development Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Dilution Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

     Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Existing Entitlements . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Extraordinary Cash Flow . . . . . . . . . . . . . . . . . . . . . . . . 58
     Extraordinary Event . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     Federal Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     First Offering Notice . . . . . . . . . . . . . . . . . . . . . . . . . 37
     First Sale Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Hard Construction Costs . . . . . . . . . . . . . . . . . . . . . . . . 11
     Holdings II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Holdings II Primary Individuals . . . . . . . . . . . . . . . . . . . . 14
     Holdings II's best knowledge. . . . . . . . . . . . . . . . . . . . . . 13
     Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Initial Sale Period . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Institutional Investor. . . . . . . . . . . . . . . . . . . . . . . . . 58
     Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Leasing Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Management Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Master Development. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Master Site . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Member. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Member Capital Obligation Guarantee . . . . . . . . . . . . . . . . . . 21
     Member Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Net Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Net Profits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Non-Competition Area. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Non-Competition Period. . . . . . . . . . . . . . . . . . . . . . . . . .3
     Non-Contributing Member . . . . . . . . . . . . . . . . . . . . . . . . 22
     Non-Defaulting Member . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Non-Demanding Member. . . . . . . . . . . . . . . . . . . . . . . . . . 53
     Non-Selling Member. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Non-Transferring Member . . . . . . . . . . . . . . . . . . . . . . . . 37
     Offered Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     Opening . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Operating Budget. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Ordinary Cash Flow. . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Other Parking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Parking Facilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     Permitted Transferees . . . . . . . . . . . . . . . . . . . . . . . . . 35
     Plans and Specifications. . . . . . . . . . . . . . . . . . . . . . . . .4
     Pre-Approved Transferee . . . . . . . . . . . . . . . . . . . . . . . . 39
     Predevelopment Costs. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Preferred Return. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     Price Determination Notice. . . . . . . . . . . . . . . . . . . . . . . 44

Prohibited Transferee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Project Sale Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Redeveloped Aladdin. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Remaining Entitlements . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Sales Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Satisfaction Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Second Offering Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
Selling Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Selling Member's Purchase Price. . . . . . . . . . . . . . . . . . . . . . . 41
Site Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Sommer Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
State Acts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Tax Matters Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
Third Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Transferring Member. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Treasury Regulation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
TrizecHahn . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
TrizecHahn Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
TrizecHahn's best knowledge. . . . . . . . . . . . . . . . . . . . . . . . . 18
TrizecHahn's Primary Individuals . . . . . . . . . . . . . . . . . . . . . . 18
Unrecovered Contribution Account . . . . . . . . . . . . . . . . . . . . . . 60